UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
FIGS, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 4, 2025
1:30 p.m. (Pacific time)

April 24, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of FIGS, Inc. at 1:30 p.m. Pacific time, on Wednesday, June 4, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 9 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,
Catherine Spear
Chief Executive Officer and Director

SOLICITATION OF PROXIES	66

FIGS’ ANNUAL REPORT ON FORM 10-K	67

APPENDIX	A-1

FIGS, INC.
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 4, 2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of FIGS, Inc., a Delaware corporation (the “Company”), will be held at 1:30 p.m. Pacific time on Wednesday, June 4, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FIGS2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•To elect Catherine Spear, Sheila Antrum and Mario Marte as Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock as of the close of business on April 9, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose that is relevant to the meeting by sending an email to legal@wearfigs.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will help ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Todd Maron
Chief Legal Officer and Secretary
Santa Monica, California
April 24, 2025

FIGS, INC.
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404

PROXY STATEMENT

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of FIGS, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 4, 2025 (the “Annual Meeting”), at 1:30 p.m. Pacific time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FIGS2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of outstanding shares of our capital stock, composed of Class A common stock, $0.0001 par value per share, and Class B common stock, $0.0001 par value per share (together, “Common Stock”), as of the close of business on April 9, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock entitles its holder to one vote per share on all matters presented to our stockholders generally, and each share of Class B common stock entitles its holder to twenty votes per share on all matters presented to our stockholders generally. As of the Record Date, there were 154,236,077 shares of Class A common stock and 8,283,641 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing approximately 48.2% and 51.8% of the voting power of our Common Stock, respectively.

This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about April 24, 2025 to our stockholders on the Record Date.

In this Proxy Statement, “FIGS,” “Company,” “we,” “us” and “our” refer to FIGS, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 4, 2025
This Proxy Statement and our 2024 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:

1.To elect Catherine Spear, Sheila Antrum and Mario Marte as Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

•FOR the election of Catherine Spear, Sheila Antrum and Mario Marte as Class I Directors;

•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this Proxy Statement. You are viewing or have received these proxy materials because FIGS’ Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, FIGS is making this Proxy Statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 24, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
1.Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 9, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of our Class A common stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of our Class B common stock is entitled to twenty votes for all matters before the Annual Meeting. Holders of Class A common stock and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were 154,236,077 shares of Class A common stock and 8,283,641 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 48.2% and 51.8% of the total voting power of our Common Stock, respectively.
2.What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
3.Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
4.How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
5.Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are a FIGS stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/FIGS2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 1:30 p.m. Pacific time / 4:30 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Pacific time / 4:15 p.m. Eastern Time, and you should allow ample time for the check-in procedures.
6.What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
7.What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
8.How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m. Pacific time / 11:59 p.m., Eastern time, on June 3, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
9.Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of FIGS prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
10.Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
11.What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 7 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
12.Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, and you have properly submitted a proxy, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
13.Why hold a virtual meeting?
We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/FIGS2025. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

14.What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/FIGS2025.
15.Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than one question. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•in excess of the one question limit;
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last periodic report filed with the SEC;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the Annual Meeting or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.
16.How many votes are required for the approval of the proposals to be voted upon and how will votes withheld, abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.
17.What is a “vote withheld” and an “abstention” and do they count for determining a quorum?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

18.What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Proposals 1 and 3 are non-routine matters. Broker non-votes count for purposes of determining whether a quorum is present.
19.Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board. The Board has nominated our current Class I Directors, Catherine Spear, Sheila Antrum and Mario Marte, for re-election at the Annual Meeting.

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose current term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose current term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Catherine Spear, Sheila Antrum and Mario Marte; the current Class II Directors are Heather Hasson, Kenneth Lin and Melanie Whelan; and the current Class III Directors are Jeffrey Wilke, Jerry Jao and J. Martin Willhite.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors and subject to the terms of the Voting Agreement (as defined below), the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms ensures continuity from year to year and may delay or prevent a change of our management or a change in control of our Company. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the Voting Agreement (as defined below), our directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding voting stock entitled to vote in the election of directors, voting together as a single class.

We are party to a voting agreement (the “Voting Agreement”) with our co-founders, Ms. Hasson and Ms. Spear, and certain related persons and trusts, pursuant to which such parties have agreed to take all necessary action to include each of Ms. Hasson and Ms. Spear in the slate of nominees nominated by the Board for the applicable class of directors for election or re-election by the stockholders of the Company and to vote, or cause to vote, all of their outstanding shares of our Common Stock for the election of Ms. Hasson and Ms. Spear. Pursuant to the Voting Agreement, the Board has nominated Ms. Spear for election as a Class I Director at the Annual Meeting.

As a result of the Voting Agreement and the aggregate voting power of the parties thereto, we expect that the parties acting together will control the election of directors of the Company. For more information, see “Corporate Governance—Voting Agreement” and “—Controlled Company Exemption” below.

In addition, we are party to a stockholders agreement (the “Stockholders Agreement”) with Baron Capital Management, Inc. (“BCM”) and BAMCO, Inc. (“BAMCO” and, together with BCM, “Baron”), which, along with its affiliates, own a significant portion of our Class A common stock. Under the Stockholders Agreement, among other things, Baron and its affiliates (collectively, the “Stockholder Group”) has agreed to vote certain shares of our Class A common stock that it owns in excess of 25% of our outstanding shares of Class A common stock in favor of all persons nominated to serve as directors by the Board.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees named below has consented to being named in this Proxy Statement and to serve if elected.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

Nominees for Class I Director (terms to expire at the 2028 Annual Meeting):

The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with FIGS
Catherine Spear	41	2013	Director, Co-Founder and Chief Executive Officer
Sheila Antrum	66	2021	Director
Mario Marte	49	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the Annual Meeting are as follows:

Catherine Spear

Ms. Spear co-founded our company and serves as our Chief Executive Officer and as a member of our Board. Prior to co-founding FIGS, Ms. Spear served as an associate at the Blackstone Group Inc., a leading global alternative investment business, in the firm’s hedge fund group. Ms. Spear began her career at Citigroup Global Markets Inc., where she spent four years in its investment banking and private equity divisions. Since February 2024, Ms. Spear has served as a member of the board of directors and audit committee of Amer Sports, Inc., a global group of sports and outdoor brands, including Arc'teryx, Salomon and Wilson. From August 2020 to July 2021, Ms. Spear also served as a member of the board of directors of One, a special purpose acquisition company. Ms. Spear holds a B.A. in Economics from Tufts University and an M.B.A. from Harvard Business School. She was also selected to join the Aspen Institute’s Henry Crown Fellows in 2018. We believe that Ms. Spear is qualified to serve as a member of our Board based on the perspective and experience she brings as our co-founder and Chief Executive Officer.

Sheila Antrum

Ms. Antrum has served as a member of our Board since May 2021. Since 2007, Ms. Antrum has served in roles of increasing responsibility at the University of California, including serving as the Senior Vice President and Chief Operating Officer of UCSF Health since August 2017, UCSF Health President-Adult Services since September 2015 and the Chief Nursing Officer of UCSF Medical Center from September 2007 to 2017 and again as interim Chief Nursing Officer from 2019 to 2020. Before that, from 2003 to 2007, Ms. Antrum served as the Chief of Ambulatory Operations and Associate Director of Clinical Cancer Center Operations at the University of California San Diego Medical Center. Ms. Antrum also has served on the board of directors of Integer Holdings Corporation since February 2021. Ms. Antrum holds a B.A. of Science in Nursing from Hampton University and a Master’s in Health Services Administration from the University of Michigan School of Public Health. We believe that Ms. Antrum is qualified to serve as a member of our Board based on her extensive leadership experience in the healthcare industry.

Mario Marte

Mr. Marte has served as a member of our Board since November 2023. From September 2018 to July 2023, Mr. Marte served as Chief Financial Officer of Chewy, Inc., a leading online pet product and service retailer. Before that, from April 2015 until September 2018, Mr. Marte served as Vice President—Finance & Treasurer at Chewy. Mr. Marte previously served as the Vice President—Financial Planning & Analysis for Hilton Worldwide Holdings, Inc., and in various other roles at Hilton, American Airlines Group Inc. and Accenture LLC, a consulting firm. Since January 2021, Mr. Marte has served on the board of directors of Best Buy Co., Inc. and as chair of its audit committee since June 2023. Mr. Marte holds a B.S. in Computer Engineering from the University of South Florida and an M.B.A. from Duke University’s Fuqua School of Business. We believe that Mr. Marte is qualified to serve as a member of our Board based on his extensive financial expertise, his deep knowledge in eCommerce and consumer businesses, and his leadership experience at private and publicly traded companies.

Continuing Members of the Board of Directors:

Class II Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with FIGS
Heather Hasson	43	2013	Director, Co-Founder and Executive Chair
Kenneth Lin	49	2022	Director
Melanie Whelan	47	2025	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Heather Hasson

Ms. Hasson co-founded our company and currently serves as the Executive Chair of our Board, having previously served as our Co-Chief Executive Officer until August 2022. Ms. Hasson also currently serves as the Chief Executive Officer and as a member of the board of directors of OOG, Inc., a healthcare education technology company. Prior to co-founding FIGS, Ms. Hasson was an entrepreneur, having served as founder and CEO of Heather Hasson bags, a high-end bag line, and FIGS Ties, a tie and scarf company. From 2021 to 2023, Ms. Hasson also served as a member of the board of directors of G Squared Ascend I Inc. and G Squared Ascend II Inc., two special purpose acquisition companies. Since January 2020, Ms. Hasson has also served as a member of the board of directors of RxArt, a non-profit whose mission is to help children heal through the extraordinary power of visual art. Ms. Hasson holds a B.A. in Political Science from the University of Wisconsin-Madison. We believe that Ms. Hasson is qualified to serve as a member of our Board based on her experience in the apparel industry and the knowledge of our company she brings as our co-founder and Executive Chair.

Kenneth Lin

Mr. Lin has served as a member of our Board since April 2022. From March 2007 to August 2024, Mr. Lin served as the Chief Executive Officer of Credit Karma, a consumer finance company that he founded and that was acquired by Intuit in 2020. He previously founded Multilytics Marketing, a data driven marketing agency and has served as a member of the board of trustees of Boston University since December 2021. Mr. Lin holds a B.A. in Economics and Mathematics from Boston University and was selected to join the Aspen Institute’s Henry Crown Fellows in 2018. We believe that Mr. Lin is qualified to serve as a member of our Board due to his extensive leadership, technology and internet company experience.

Melanie Whelan

Ms. Whelan has served as a member of our Board since January 2025. Ms. Whelan has served as Advisory Partner at Summit, a growth equity investment firm, since January 2025. Before that from June 2020 to December 2024, Ms. Whelan served as Managing Director at Summit Partners, and from January to June 2020, as an Executive in Residence. Previously, from June 2015 to November 2019, Ms. Whelan served as Chief Executive Officer of SoulCycle Inc., an indoor cycling fitness company, and before that as Chief Operating Officer from April 2012 until May 2015. Prior to joining SoulCycle, from January 2007 to April 2012, Ms. Whelan was Vice President of Business Development at Equinox Holdings, Inc., a luxury fitness company. Prior to Equinox, she also held leadership positions with Virgin Management, where she was on the founding team of Virgin America, and with Starwood Hotels & Resorts, a hospitality company. Ms. Whelan has also served on the board of directors of Chegg, Inc., an education technology company, since 2019, and on the Board of Trustees of Southern New Hampshire University since 2020. Ms. Whelan holds a B.A. in Engineering and Economics from Brown University. We believe that Ms. Whelan is qualified to serve as a member of our board of directors based on her extensive experience in business operations, international growth and consumer marketing.

Class III Directors (terms to expire at the 2027 Annual Meeting)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with FIGS
Jeffrey Wilke	58	2022	Director
Jerry Jao	41	2025	Director
J. Martin Willhite	54	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Jeffrey Wilke

Mr. Wilke has served as a member of our Board since April 2022. Since March 1, 2021, Mr. Wilke has served as Chairman of the board of directors of Re:Build Manufacturing, a privately-held industrial manufacturing group that provides manufacturing solutions. Before that, from 1999 through 2021, Mr. Wilke served in various senior executive roles at Amazon.com, Inc., including CEO of Worldwide Consumer, from April 2016 to March 2021, Senior Vice President, Consumer Business, from February 2012 until April 2016, and as Senior Vice President, North America Retail, from January 2007 until February 2012. Prior to Amazon.com, Mr. Wilke held executive positions at AlliedSignal (now Honeywell International Inc), an aerospace firm. He began his career writing code and managing software development projects at Andersen Consulting (now Accenture plc), a consulting firm. Mr. Wilke holds a B.S.E. in Chemical Engineering from Princeton University and an M.S. in Chemical Engineering and M.B.A. from Massachusetts Institute of Technology. We believe that Mr. Wilke is qualified to serve as a member of our Board based on his broad leadership experience in the direct to consumer, supply chain, logistics and technology industries.

Jerry Jao

Mr. Jao has served as a member of our Board since April 2025. Mr. Jao has served as SVP and GM at Constant Contact, Inc., a global provider of digital marketing solutions, since August 2020. Before that, he served as Chief Executive Officer of Retention Science, the AI-powered personalization and marketing SaaS company that he founded, from January 2013 until it was acquired by Constant Contact in August 2020. Earlier in his career, he served as an Engagement Manager at KPMG LLP and an Analyst at Morgan Stanley. Mr. Jao holds a B.S. from the Haas School of Business at the University of California, Berkeley. We believe that Mr. Jao is qualified to serve as a member of our board of directors due to his extensive marketing, technology and finance expertise.

J. Martin Willhite

Mr. Willhite has served as a member of our Board since February 2019. Since June 2017, Mr. Willhite has served as Vice Chairman at Tulco, LLC, an investment firm. Before that, from October 2011 to June 2017, Mr. Willhite served as General Counsel at Legendary Entertainment, a film and television production company, where he also served as Chief Operating Officer from April 2013 to June 2017. Before that, Mr. Willhite was a Partner at Munger, Tolles & Olson, LLP, a law firm. Since October 2024, Mr. Willhite has also served as a member of the board of trustees of Loyola Marymount University. Mr. Willhite holds a B.A. in Philosophy from Brigham Young University and a J.D. from Loyola Law School. We believe that Mr. Willhite is qualified to serve as a member of our Board based on his broad leadership, operational, legal and transactional experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of FIGS, Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Mario Marte (Former Interim Chair)(1)

Jeffrey Wilke

Kenneth Lin

(1) Jerry Jao succeeded Mr. Marte as Audit Committee Chair in April 2025, following the completion of this report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2024	2023
Audit Fees	$2,618,000	$2,679,500
Audit Related Fees	—	—
Tax Fees	97,627	—
All Other Fees	—	—
Total Fees	$2,715,627	$2,679,500

Audit Fees

Audit fees for the fiscal years ended December 31, 2024 and 2023 include fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our unaudited quarterly consolidated financial statements and the audit of the effectiveness of our internal control over financial reporting.

Audit Related Fees

There were no audit related fees for the fiscal years ended December 31, 2024 and 2023.

Tax Fees

Tax fees for the fiscal year ended December 31, 2024 include fees billed primarily for tax advisory and tax compliance services. There were no tax fees for the fiscal year ended December 31, 2023.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2024 and 2023.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the fiscal year ended December 31, 2024.

As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of FIGS, Inc. approve, on an advisory (non-binding) basis, the compensation of FIGS, Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion & Analysis,” compensation tables and related narrative disclosure set forth in FIGS, Inc.’s definitive proxy statement for the 2025 Annual Meeting of Stockholders.”

At our 2023 Annual Meeting of Stockholders, our stockholders recommended, on an advisory basis, an annual Say-on-Pay Vote, and our Board subsequently adopted that recommendation. Accordingly, our next advisory Say-on-Pay Vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2026 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as described in the Compensation Discussion & Analysis, the compensation tables and related narrative disclosure set forth in this Proxy Statement.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position(s)
Catherine Spear (1)	41	Director, Co-Founder and Chief Executive Officer
Heather Hasson (2)	43	Director, Co-Founder and Executive Chair
Sarah Oughtred (3)	43	Chief Financial Officer

(1)See biography on page 14 of this Proxy Statement.
(2)See biography on page 15 of this Proxy Statement.
(3)Ms. Oughtred has served as our Chief Financial Officer since August 2024. Prior to joining FIGS, Ms. Oughtred served in roles of increasing responsibility within the finance department at Lululemon Athletica Inc., a multinational athletic apparel retailer, since 2007, most recently serving as SVP, FP&A from August 2021 to June 2024, and as VP, FP&A from October 2018 to August 2021. In her latest role at Lululemon, Ms. Oughtred led a global team of over 100 finance team members, served as a key partner to the senior executive team, drove the financial component of strategic and operational planning and led the company's annual and quarterly financial planning and earnings processes. Before Lululemon, Ms. Oughtred spent three years at PricewaterhouseCoopers LLP in the audit and assurance practice. Ms. Oughtred holds a Bachelor’s of Commerce from the University of Victoria, a Master’s of Professional Accounting from the University of Saskatchewan and a Chartered Professional Accountant designation in Canada.

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Governance Documents” on the “Investor Relations” section of our website located at www.ir.wearfigs.com, or by writing to our Secretary at our offices at FIGS, Inc., 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404.
Board Composition
Our Board currently consists of nine members: Catherine Spear, Heather Hasson, Jeffrey Wilke, Jerry Jao, Kenneth Lin, Mario Marte, J. Martin Willhite, Melanie Whelan and Sheila Antrum.
Our directors contribute a range of backgrounds, experience, perspectives and skills relevant to our company. As described in greater detail in their biographies above, our directors have backgrounds as retail, operational and financial experts, technologists, investors and advisors. Many of our directors have experience serving with other public companies, and have an understanding of corporate governance practices and trends and different business processes, challenges and strategies. In particular, among their many other skills:
•Catherine Spear brings financial and business experience, after having worked for Blackstone and Citibank and from her unique knowledge of our company and the community we serve due to her role as our co-founder and Chief Executive Officer;
•Heather Hasson brings experience from the apparel industry, as an entrepreneur and from her unique knowledge of our company and the community we serve due to her role as our co-founder and Executive Chair;
•Jeffrey Wilke brings public company experience as one of the world’s foremost operations leaders, with a deep understanding of the direct-to-consumer supply chain, logistics and technology spaces, based on his over 20 years of prior service in various senior executive roles at Amazon.com, Inc., including as CEO of Worldwide Consumer;
•Jerry Jao brings experience in e-commerce, marketing and finance, based on his prior service as the Chief Executive Officer of Retention Science, in his role at Constant Contact, Inc. and in financial services roles earlier in his career;
•Kenneth Lin brings experience as a successful founder and technology leader with a deep understanding of how to engage with consumers in the digital age, based on his role as founder and Chief Executive Officer of Credit Karma;
•Mario Marte brings finance, strategy, e-commerce operations and growth expertise, based on his prior service as the Chief Financial Officer of Chewy, Inc, and in various roles at other public companies;
•J. Martin Willhite brings leadership, operational, legal and transactional experience, based on his service as a lawyer and a business executive, including at Munger, Tolles & Olson LLP, Legendary Entertainment and Tulco;
•Melanie Whelan brings e-commerce, business operations and consumer marketing experience, based on her prior service as the Chief Executive Officer of SoulCycle, Inc., and in various other roles at other public companies; and
•Sheila Antrum brings healthcare and operations experience, based on her many decades of service in the healthcare industry, initially as a healthcare professional and then as an executive, including as Chief Operating Officer of UCSF Health.
In addition, the following charts reflect the racial and ethnic diversity, gender diversity and age mix, as of April 24, 2025, of the members of our Board:

Age Distribution
1
2
6
40-49 Years: 67% (6 of 9 Directors)
50-59 Years: 22% (2 of 9 Directors)
60-69 Years: 11% (1 of 9 Directors)

As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. At this stage of the Company’s development, where our focus remains on ensuring growth over the long-term, we believe that having a staggered board is beneficial for the Company and our shareholders, as it promotes consistency and continuity on the Board. It also ensures that a majority of directors—including our co-founders—at any given time will have prior experience with, and in-depth knowledge of, the Company and its policies, strategies and businesses and is positioned to make decisions that are best for the Company and its stockholders.
Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the Voting Agreement, our directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Voting Agreement
We and our co-founders, Heather Hasson and Catherine Spear, are parties to a Voting Agreement, under which the investor parties (as defined in the Voting Agreement) have agreed to vote their shares for the election of each of Heather Hasson and Catherine Spear and to vote against their removal. Thomas Tull, the founder, chairman and chief executive officer of Tulco, LLC, and his family trust (together, the “Tull Parties”) were parties to the Voting Agreement until January 11, 2025, when the Tull Parties sold all Common Stock held by them to BAMCO. As a result of this sale, the rights and obligations of the Tull Parties under the Voting Agreement terminated.
The Voting Agreement will be in effect until: (1) the time at which neither Ms. Hasson nor Ms. Spear nor any of their permitted transferees hold shares of Class B common stock or (2) the earlier of (a) the date fixed by our Board that is not less than 60 days or more than 180 days following the death or disability of both Ms. Hasson and Ms. Spear and (b) June 1, 2031, the 10-year anniversary of the date of the closing of the IPO, each of which we refer to as a final conversion event. The conversion of our Class B common stock to Class A common stock is provided for in our Amended and Restated Certificate of Incorporation.
Pursuant to the Voting Agreement, Heather Hasson, Catherine Spear and J. Martin Willhite were initially designated as directors of the Board, serving as Class I, II and III directors, respectively. As a result of the termination of the Tull Parties’ rights and obligations under the Voting Agreement as of January 11, 2025, the Tull Parties are no longer entitled to designate a director of the Board. For more information, see “Proposals to be Voted On—Proposal 1: Election of Directors” above.
Stockholders Agreement
On February 26, 2025, we entered into the Stockholders Agreement with Baron, which, along with its affiliates, own a significant portion of our Class A common stock. Under the Stockholders Agreement, among other things, the Stockholder Group has agreed to vote certain shares of our Class A common stock that it owns in excess of 25% of our outstanding shares of Class A common stock in favor of all persons nominated to serve as directors by the Board.
Director Independence
Our Board has determined that each of Jeffrey Wilke, Jerry Jao, Kenneth Lin, Mario Marte, J. Martin Willhite, Melanie Whelan and Sheila Antrum (the “Independent Directors”) qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In addition, the Board determined that A.G. Lafley and Michael Soenen each qualified as independent while he served on the Board. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, and determined that all of the Independent Directors, are independent under NYSE listing requirements. There are no family relationships among any of our directors or executive officers.
Controlled Company Exemption
Heather Hasson and Catherine Spear, by virtue of the Voting Agreement and the obligations and rights thereunder, including provisions relating to the coordination of the voting of shares of our company’s Common Stock held by the parties thereto, are a “group” within the meaning of Section 13(d) of the Exchange Act. Together these parties, through their beneficial ownership of our shares directly or indirectly, in the aggregate, control more than 50% of the voting power for the election of directors, and, as a result, we are considered a “controlled company” for the purposes of the NYSE listing requirements. As such, we qualify for exemptions from certain corporate governance requirements. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.
If at any time we cease to be a “controlled company” under the rules of NYSE, our Board intends to take all action necessary to comply with the NYSE corporate governance rules applicable to non-controlled companies in the required timeframe.
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis without non-independent directors or management present on a regularly scheduled basis, but no less than twice per year. Each executive session of the independent directors is presided over by Kenneth Lin, our Lead Independent Director.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Nomination Agreement. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The

Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Mario Marte was initially recommended to serve on our Board by certain directors then serving on our Board.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, FIGS, Inc., 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Investor Outreach
In 2024, our Board and management continued its practice of maintaining active dialogue with our largest stockholders regarding our corporate governance practices. We maintain a program of periodic investor outreach to ensure that our Board and management understand and consider the issues that matter most to our stockholders. Senior members of management and members of the Board have directly participated, and we expect that they will participate in the future, in meetings with a broad base of investors regarding both general and FIGS-specific corporate governance topics. In 2024 and 2025, senior members of management held meetings with our institutional investors, during which senior management discussed our corporate governance practices and ESG initiatives, and obtained feedback from our investors. Through this program, we have received and continue to periodically receive helpful input regarding a number of corporate governance-related matters, and we consider such input as we review potential adjustments to our corporate governance practices.
While we expect to maintain our investor outreach program, we do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make their concerns known directly to the Lead Independent Director, Chairperson of the Board, chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, FIGS, Inc., 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.
Our Secretary is primarily responsible for monitoring these communications and for providing copies or summaries to the directors as the Secretary considers appropriate.
Communications are forwarded to the appropriate director(s) if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Currently, we operate with Ms. Spear serving as a director and our Chief Executive Officer and Ms. Hasson serving as Executive Chair of the Board, having previously served as Co-Chief Executive Officer until her transition to Executive Chair in August 2022. We believe that the separation of the Chairperson of the Board and Chief Executive Officer positions is appropriate at this time and suits the talents, expertise and experience that each of Ms. Hasson and Ms. Spear bring to the Company. In addition, we believe that the separation of the positions of Chairperson of the Board and Chief Executive Officer creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. Our Board also benefits from the strong leadership of Mr. Lin, our Lead Independent Director, and participation of our other independent directors, and is comprised of individuals with extensive experience in finance and accounting, the apparel and healthcare industries and public company management. For these reasons and because of the strong leadership of Ms. Hasson as Executive Chair and Mr. Lin as Lead Independent Director, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Our Corporate Governance Guidelines provide that, if the Chairperson of the Board is a member of management or does not otherwise qualify as independent, the independent members of our Board may elect among themselves a lead independent director. Kenneth Lin has served as our Lead Independent Director since May 2024. The Lead Independent Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairperson of the Board.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. Moreover, management discusses existing and emerging strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of existing and emerging risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. The Board and each of its committees may also consult with outside advisors or experts when appropriate depending on the nature of the risk involved or as part of its assessment of future threats or trends.
Our Board administers its oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Board is responsible for monitoring and assessing overall strategic risk exposure.
Our Audit Committee is responsible for overseeing our enterprise risk assessment process, as well as our major financial risk and enterprise exposures and the steps our management has taken to mitigate such exposures, including the structure, design, adoption and implementation of our risk management policies and internal control systems. The Audit Committee also approves or disapproves related person transactions and is also responsible for oversight of cybersecurity and data privacy risks and the oversight of management’s implementation of our cybersecurity risk management program. The Audit Committee is also responsible for reviewing and providing oversight with respect our risks concerning environmental and social matters. The Audit Committee supports the Board by receiving regular updates from management on a broad range of topics, including the Company’s investments and assessing whether they are consistent with the Company’s investment policy, the Company’s cybersecurity and data privacy risks, the current cybersecurity landscape, the status of ongoing cybersecurity initiatives and the Company’s strategy and risks concerning environmental and social matters. The Audit Committee reports to the full Board regarding its activities.
Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and governance matters.
The allocation of risk oversight responsibility delegated to each committee by the Board may change, from time to time, based on the evolving needs of the Company. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to our directors, officers and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on the Investor Relations section of our website at ir.wearfigs.com under “Governance Documents” under the section titled “Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics, as well as NYSE’s requirement to disclose waivers with respect to directors and executive officers, by posting such information on our website at the address and location specified above.

Insider Trading Policies and Procedures; Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”) that governs the purchase, sale and/or other disposition of the Company’s securities by our officers, directors and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as any listing standards applicable to the Company. In addition, with regard to any trading by the Company in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025.
The Insider Trading Policy also prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the policy prohibits pledging the Company’s equity securities as collateral to secure loans.
Attendance by Members of the Board of Directors at Meetings
There were ten meetings of the Board during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each then-serving director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our investor relations website at www.ir.wearfigs.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Five out of eight then-serving directors attended our 2024 annual meeting of stockholders.

Corporate Responsibility
Our company culture mirrors our mission to celebrate, empower and serve those who serve others. We understand that authentically serving humans starts from within, and we are passionate about supporting our community and enabling our company to reflect the world we want to live in.

Human Capital
As of February 14, 2025, we employed 315 team members, including 312 in the United States across our Santa Monica, California headquarters, our Goodyear, Arizona fulfillment center location, our Community Hubs and remote locations, and 3 in international locations. As of February 14, 2025, 96% of our team members were permanent and full time employees. Additionally, we rely on independent contractors and temporary personnel to supplement our workforce from time to time.
As of February 14, 2025, our workforce predominantly remains in a hybrid work environment, and we have provided resources to enable employees to effectively manage remote work, such as web conferencing, project collaboration solutions, equipment and supplies for at-home offices.
Culture, Engagement and Perks
We believe that to be successful, each of our employees must feel empowered to show up as their true authentic selves. As we continue to grow, we are proactive in enabling every single person at FIGS to have a platform to be seen, heard and celebrated. To accomplish this goal, we are intensely focused on our culture, team-building initiatives and well-being. Our employee-led Culture Committee strives to foster an empowering, supportive and healthy experience for all FIGS employees and helps enable all FIGS voices to be represented and heard, by routinely organizing Company-wide events and initiatives. Our Culture Committee programming also provides a way for our employees to give back to the community, driving connections and making an impact on a wide variety of organizations in need.
In 2024, we conducted a confidential employee engagement survey to give our employees the opportunity to provide input about their experiences with us. We are proud of our engagement index score of 71%, with 89% participation, which is above the national average of organizations benchmarked. The 2024 engagement survey revealed that 89% of our team members were proud to work at FIGS and 85% felt aligned with the FIGS mission and values. 93% of our team members reported that they know how their work is contributing to the broader FIGS goals, underscoring their commitment to the Company’s success. Employees also reported feeling connected and supported, with 90% of respondents reporting their manager genuinely cares about their well-being, indicating a positive and supportive team dynamic. We value the input of our team members and utilize the survey results to better understand the needs of our team members, identify opportunities for improvement and to create action plans based on employee feedback.

Community Connections
FIGS is made possible by our healthcare professionals, whom we call Awesome Humans, and we strive to incorporate feedback from them across aspects of our business. Our FIGS Healthcare Advisory Board, which is comprised of 11 accomplished healthcare professionals who provide critical input, expertise and a direct line to our Awesome Humans, enabling FIGS to make an even greater and lasting impact on healthcare and the healthcare community. The members of our Advisory Board represent a diverse set of perspectives from a variety of healthcare professions and will advise us on product development, messaging and community-building, giving and other initiatives to better equip us to transform the healthcare experience.
Our community of Awesome Humans is inherently diverse and inclusive, and we partner with models and ambassadors who reflect this dynamic community. Fit inclusivity is also a core aspect of our philosophy. Following extensive work on our product fit, we are proud that we offer product in sizes ranging from XXS-6XL. The model selector feature on our website further allows our healthcare professionals to better visualize how certain products look across different body types and sizes.
Threads for Threads and Advocacy
In line with our purpose-driven mission, giving back is ingrained in everything we do at FIGS and has been from the beginning. When we started FIGS, we created an initiative called Threads for Threads to donate scrubs to healthcare professionals who work in resource-poor countries and lack the proper uniforms to do their jobs safely. To date, through Threads for Threads, we have donated many hundreds of thousands of FIGS scrubs and other products to healthcare professionals in need around the world. We have also given in a variety of other ways, including through impact trips, tuition and student loan repayment grants, financial support to charitable organizations, and a wide range of other partnerships and giving initiatives that support our healthcare community and the communities that they serve every day.
During the year ended December 31, 2024, we undertook numerous philanthropic initiatives. We donated approximately $510,000 to 17 different organizations in order to provide funds to those in need.
We also donated 325,000 units of FIGS to 32 different organizations, distributing to 38 different countries in order to provide scrubs and other products to those in need.
We also have developed an advocacy program, through which we are actively lobbying to address the biggest challenges facing healthcare professionals today, including the need for equitable compensation, access to mental health services, workplace safety, reduced administrative burdens, and training. As part of this program, we launched the FIGS Advocacy Hub, a grassroots platform we created to enable our community to learn about the most important policy developments affecting them, and where they can advocate for real change through FIGS. In addition to our many other philanthropic efforts, advocacy at FIGS will continue to be an important way in which we support our community of Awesome Humans.
Sustainability
The healthcare community fundamentally exists to promote and protect humanity, and serving the healthcare community means that we must respect humanity at every stage of our business, from how our supply chain partners operate their factories and treat their employees to the materials that we use in our products.
Supply Chain
We have a diversified and flexible supply chain that leverages global third-party suppliers and manufacturers spread across multiple continents to produce our product components and finished products. We directly and actively coordinate with our suppliers and manufacturers on every step of our product development and production process and carefully evaluate all of our suppliers and manufacturers for alignment with our standards for quality of manufacturing, ethical working conditions and social and environmental sustainability practices.
We contractually commit all of our direct suppliers and manufacturers (“Tier I Suppliers”) to certain ethical requirements to help ensure they share our standards for quality of manufacturing, ethical working conditions and social and environmental sustainability practices. Our Tier I Suppliers are contractually required to adhere to the Vendor Code of Conduct in our Vendor Manual, through which they commit to providing working conditions that meet or exceed the labor standards established by the United Nations International Labor Organisation Declaration on Fundamental Principles and Rights at Work, local labor laws and the standards established by the Fair Labor Association. The Vendor Code of Conduct outlines our requirements for the fair treatment and compensation of all workers, and expressly prohibits specific abusive labor practices. Under our Vendor Code of Conduct, all labor must be voluntary and the use of forced labor or human trafficking in any part of the Tier I Supplier’s supply chain is prohibited.
As part of our quality assurance procedures, FIGS team members visit all Tier I Suppliers on average two times each month, and make periodic visits to our Tier I Suppliers’ direct suppliers (“Tier II Suppliers”), to the extent nominated by FIGS, to review their operations and our quality requirements. Further, pursuant to our Vendor Manual, our Tier I Suppliers are contractually required to hold Tier II Suppliers to substantially the same standards to which we hold our Tier I Suppliers, regardless of whether such Tier II suppliers are subject to our monthly reviews.

In line with our values, and in addition to having deep long-standing partnerships with our Tier I Suppliers, we also require all of our apparel Tier I Suppliers to be certified through the Worldwide Responsible Accredited Production (“WRAP”) program (or in limited cases, from other similar accredited organizations), which is an organization focused on promoting safe, lawful, humane and ethical manufacturing. Through their commitment to adhere to our Vendor Manual, all of our Tier I Suppliers are contractually required to commit to upholding these standards. As part of our Tier I Suppliers’ required certification with WRAP, they commit to regular audits by WRAP directly to promote their compliance with WRAP’s 12 Principles, which are: (1) compliance with laws and workplace regulations, (2) prohibition of forced labor, (3) prohibition of child labor, (4) prohibition of harassment and abuse, (5) compensation and benefits, (6) hours of work, (7) prohibition of discrimination, (8) health and safety, (9) freedom of association and collective bargaining, (10) environment, (11) customs compliance and (12) security.
WRAP awards Gold certifications to facilities that demonstrate full compliance with WRAP’s 12 principles, and WRAP awards Platinum certifications to facilities that have demonstrated full compliance with WRAP’s 12 principles for three consecutive certification audits. Platinum facilities are required to successfully pass every WRAP audit with no corrective actions or observations and maintain continuous certification without gaps. All FIGS Tier I Suppliers must have a Gold or Platinum certification in order to continue to work with us, and we have a contractual right to terminate, without a cure period, our relationship with any Tier I Supplier who fails to meet our ethical standards.
Our California Transparency in Supply Chains Act disclosure statement, which is available on our website, also promotes responsible sourcing practices and our firm opposition to child labor and forced labor. Neither this statement nor the contents of our website is incorporated by reference herein.
Sustainable Materials
We are committed to enhancing the sustainability of our products and packing and to making our products with safe, high-quality materials that healthcare professionals deserve. Our Chief Product Officer leads the continued build out of a product portfolio that is both inclusive and innovative, oversees our global supply chain strategy to enable it to have a diversified network of best-in-class manufacturing partners, is charged with digitizing production and operational processes and leads our sustainability efforts. We also participate in environmental, social and product compliance working groups through the American Apparel and Footwear Association.
As part of our commitment to safe and sustainable materials, we have obtained OEKO-TEX® certifications for our FIONx™ fabric and product-level OEKO-TEX® certifications for all products in our core scrubwear collection. STANDARD 100 by OEKO-TEX® certification requires testing of all fabrics and trims so that our products are safe from harmful substances. OEKO-TEX® tests for hundreds of chemicals, including pesticides, carcinogenic colorants, heavy metals and a wide variety of other harmful substances.
We are also continually evaluating our sustainability practices and are committed to increasing our use of sustainable materials as we continue to innovate. To that end, we are targeting to (1) have at least 75% of our scrub fabric be comprised of recycled and upcycled materials by 2030, (2) have 100% of our apparel compliant with STANDARD 100 by OEKO-TEX® by 2026, (3) reduce virgin plastic packaging by 50% by 2030 and (4) reduce the amount of water used in fabric production by 30% by 2030.
Safety
We are committed to the health and safety of our employees. The core elements of our employee health and safety strategy are risk analysis, incident management and training, including for our team members at our fulfillment center and retail locations, and we ensure that our third-party logistics provider, which operates our fulfillment center, maintains robust safety practices as well. We also maintain a whistleblower hotline through which employees can report health and safety risks, among other concerns.
We are also committed to the health and safety of all workers in our supply chain. Our Vendor Manual, which all of our Tier I Suppliers are required to adhere to contractually, requires that our suppliers and manufacturers must meet or exceed the labor standards established by the United Nations International Labor Organisation Declaration on Fundamental Principles and Rights at Work, local laws and operate and maintain their facilities in compliance with the standards, rules and regulations established by the Fair Labor Association, including the Workplace Code of Conduct. It also requires that they post in a clearly visible, legible and readily understandable manner, a list of worker’s rights, and those rights must be clearly explained to all employees and any other persons providing services in their own respective languages. To promote compliance with these requirements, our Tier I Suppliers must also make their facilities available to FIGS and FIGS’ authorized representatives for inspection during normal business hours upon twenty-four (24) hours’ prior written notice.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Wilke	X
Jerry Jao	Chairperson	X
Kenneth Lin
Mario Marte	X
J. Martin Willhite		X	Chairperson
Melanie Whelan		Chairperson	X
Sheila Antrum			X

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:

•appointing, compensating, retaining, evaluating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;
•reviewing and approving or ratifying any related person transactions;
•overseeing management of cybersecurity and data privacy risks;
•reviewing and providing oversight with respect to the Company’s strategy, initiatives, policies and risks concerning environmental and social matters; and
•preparing the audit committee report required by the SEC rules (which is included on page 18 of this Proxy Statement).
The Audit Committee charter is available on our investor relations website at www.ir.wearfigs.com. The members of the Audit Committee are Messrs. Wilke, Jao and Marte. Mr. Jao serves as the Chairperson of the Audit Committee. Our Board has affirmatively determined that each of Messrs. Wilke, Jao and Marte is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that each member of our Audit Committee is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.
The Audit Committee met five times in 2024.

Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Our Compensation Committee’s responsibilities include, among other things:

•reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;
•reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;
•making recommendations to our Board regarding the compensation of our directors;
•overseeing and reviewing with management the Company’s strategies, policies and practices with respect to human capital management and talent development; and
•appointing and overseeing any compensation consultants.
The Compensation Committee generally considers our Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at www.ir.wearfigs.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Since 2022, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to serve as its compensation consultant. For more information about the role of Pay Governance, see “Executive Compensation—Compensation Discussion and Analysis—Determination of Executive Compensation—Role of the Compensation Consultant” below.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. In 2023, the Compensation Committee delegated authority to our Chief Executive Officer and Chief Financial Officer (together, the “Management Designees”), to grant annual and new hire equity awards under the Company’s Policies and Procedures for the Grant of Equity Based Awards (the “Equity Grant Policy”) to employees who are not executive officers or directors of the Board. In February 2025, the Compensation Committee renewed this delegation for twelve months. This authority is subject to a cap on both the aggregate number of shares approved for issuance and the dollar amount of any individual award.
Any grants made by the Management Designees pursuant to the Equity Grant Policy must be reported to the Compensation Committee (including the recipients, award levels and grant rationale) at the next regularly scheduled Compensation Committee meeting following the applicable grant date. For more information about the Equity Grant Policy, see “Executive Compensation—Compensation Discussion and Analysis—Other Policies and Considerations—Equity Grant Policy” below.
The members of our Compensation Committee are Mr. Jao, Mr. Willhite and Ms. Whelan. Ms. Whelan serves as the Chairperson of the Compensation Committee. Our Board has determined that each member of our Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met four times in 2024.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•recommending to the Board the persons to be nominated for election as directors and to each Board committee;
•making recommendations to the Board with respect to management succession planning;
•developing and recommending to the Board Corporate Governance Guidelines, and reviewing and recommending to our Board proposed changes to our Corporate Governance Guidelines from time to time; and
•overseeing an annual evaluation of the Board, its committees, its leadership structure and its committee structure and membership.
The Nominating and Corporate Governance Committee charter is available on our investor relations website at www.ir. wearfigs.com. The members of our Nominating and Corporate Governance Committee are Mr. Willhite, Ms. Whelan and Ms. Antrum. Mr. Willhite serves as the Chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee meets the definition of “independent director” under the NYSE rules. The

Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met twice in 2024.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
General
In this Compensation Discussion and Analysis, we provide an overview and analysis of the compensation awarded to or earned by our executive officers during the fiscal year ended December 31, 2024, including the elements of our executive compensation program, material compensation decisions made under that program during the year and the material factors considered in making those decisions. Our executive officers for the fiscal year ended December 31, 2024 are:
•Catherine Spear, our Chief Executive Officer;
•Heather Hasson, our Executive Chair;
•Sarah Oughtred, our Chief Financial Officer;
•Kevin Fosty, our former Interim Chief Financial Officer; and
•Daniella Turenshine, our former Chief Financial Officer.

We are providing this information with respect to each of our executive officers in 2024, even though SEC rules only require disclosure of our “named executive officers” (which would be limited to Ms. Spear, Ms. Oughtred, Mr. Fosty and Ms. Turenshine). Although Ms. Hasson is not a named executive officer with respect to 2024, we believe that it is important for our shareholders to understand the compensation arrangements for each of our co-founders. As used in this proxy statement, the term “NEOs” refers to Ms. Spear, Ms. Hasson, Ms. Oughtred, Mr. Fosty and Ms. Turenshine.

Ms. Turenshine resigned from her position as Chief Financial Officer and Mr. Fosty was appointed as Interim Chief Financial Officer, in each case effective as of April 12, 2024. Ms. Oughtred was appointed by our Board as Chief Financial Officer, effective as of August 9, 2024. Ms. Oughtred initially commenced employment on July 29, 2024 as an Advisor. When she assumed the role of Chief Financial Officer on August 9, 2024, Mr. Fosty resumed his previous role of VP, Controller.

Executive Summary
Our executive compensation program is designed to compensate, retain and motivate each of our NEOs for each of their unique contributions in leading and driving the success of our company. As a general matter, our executive compensation program consists of annual base salary, target annual cash incentive opportunities and equity-based long-term incentives. Our annual cash incentive opportunities are meant to align cash compensation with annual business performance and key business priorities, while our equity-based long-term incentives provide alignment with our stockholders and promote sustainable, long-term stockholder value creation. Moreover, because a significant portion of our executives’ compensation has been in the form of equity-based long-term incentives, the value of which relies on company performance (which impacts our stock price), we believe our executive compensation program has been reasonable and competitive, and has appropriately balanced the goals of attracting, motivating, rewarding and retaining executives while directly aligning their interests with those of our stockholders.

2024 Business Highlights
The relationship between pay and performance is demonstrated by our sustained and profitable growth, as well as our financial and operational achievements spanning multiple fiscal years, including through 2024, highlights of which were:
•Net revenues of $555.6 million, an increase of 1.8% year over year.
•Gross margin of 67.6%.
•Net income of $2.7 million.
•Net income margin(1) of 0.5%.
•Adjusted EBITDA(2) of $51.8 million.
•Adjusted EBITDA margin(1)(2) of 9.3%.
•Active customers(3) as of December 31, 2024 of 2.7 million.
•Net revenues per active customer(3) of $208.
•Average order value(3) of $113.

(1) Net income margin and adjusted EBITDA margin are calculated by dividing net income and adjusted EBITDA, respectively, by net revenues.

(2) Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. For more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Operating Metrics” in the Appendix.

(3) Active customers, net revenues per active customer and average order value are key operational and business metrics that are important to understanding our performance. For more information regarding how we calculate these key operational and business metrics, see “Non-GAAP Financial Measures and Key Operating Metrics” in the Appendix.

2024 Compensation Highlights
Consistent with our compensation philosophy, key compensation decisions for 2024 included the following:
•Base Salaries and Target Annual Cash Incentive Opportunities. The 2024 base salaries and target bonuses for our NEOs who also served as NEOs in 2023 represented no change from 2023 levels.
•Annual Cash Incentive Design. For 2024, we adopted an annual cash bonus program (the “2024 Bonus Program”) which was similar to the annual cash bonus program adopted in 2023. Payouts under the 2024 Bonus Program were based on the achievement of pre-set key financial metrics and individual performance. Our NEOs, other than Ms. Hasson, were eligible to earn bonuses based on the achievement of three weighted target metrics: net revenues (weighted 37.5%), adjusted EBITDA margin (weighted 37.5%) and an individual performance score (weighted 25%), and were eligible to earn up to 200% of their target bonuses to the extent the Company achieved up to maximum milestones.
•Annual Cash Incentive Payouts. Based on an assessment of the Company’s actual performance relative to the net revenues and adjusted EBITDA margin metrics, as well as a review of each of the NEOs’ individual performance, which considered the Company’s broader financial performance, each NEO (other than Ms. Turenshine) received a payment equal to 34.3% of his or her target bonus opportunity. Ms. Oughtred’s payment was further pro-rated to reflect her partial period of employment in 2024.
•CFO Transition. In connection with Ms. Oughtred’s appointment as our new Chief Financial Officer in August 2024, we granted Ms. Oughtred an award of restricted stock units (“RSUs”) with a dollar-denominated value of $4 million. The RSU award vests over a four-year period. The size and vesting schedule of this award was designed in consideration of market data provided by Pay Governance, the importance of hiring an individual with Ms. Oughtred’s skills and recent experience as a finance leader at a publicly traded apparel company and levels of annual compensation for chief financial officers among our peer group.
•Annual Equity Program. In 2024, we shifted away from granting options as part of our annual equity award program, reflecting our evolution since our initial public offering to a more mature public company focused on reducing share dilution.
Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.
✓	Maintain a peer group to align pay with market competitive practices.	X	Do not provide significant perquisites.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide tax gross-ups in connection with severance and/or change in control payments.
✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not have defined benefit pension plans or supplemental executive retirement plans.
✓	Regular review of share utilization, dilution, and cost.	X	Do not allow hedging or pledging of stock.
✓	Conduct an annual risk assessment to mitigate any compensation program-related risk reasonably likely to have a material adverse effect on the organization.	X	Do not pay dividends on unvested shares.
✓	Engage an independent compensation consultant to advise our Compensation Committee.
✓	Maintain a clawback policy for recovery of erroneously awarded incentive compensation from executive officers.

Stockholder Advisory Vote on Executive Compensation
We are asking our stockholders to vote at the Annual Meeting on the Say-on-Pay Vote. At our 2023 Annual Meeting of Stockholders, consistent with the recommendation of our Board, our stockholders voted in a non-binding, advisory vote in favor of having a Say-on-Pay Vote once every year. At our 2024 Annual Meeting of Stockholders, approximately 84% of the votes cast in the Say-on-Pay Vote were in favor of the Say-on-Pay Vote. Consistent with the stated preference of a majority of our stockholders, we expect to hold our next advisory vote on our NEOs’ compensation (following the vote at this Annual Meeting) at our 2026 Annual Meeting of Stockholders. For more information, see “Proposals to be Voted On—Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (‘Say-on-Pay Vote’)” above.

Executive Compensation Objectives and Philosophy
The key objectives of our executive compensation program, as well as the compensation program for all of our employees, are to attract, motivate, reward and retain high caliber talent for their unique skills and contributions in leading and driving the success of our company, while cultivating an inclusive and diverse culture and maximizing stockholder value. Our executive compensation program is designed to:
•Attract and retain talented and experienced executives in a competitive and dynamic market;
•Motivate our NEOs to help our company achieve the best possible financial and operational results;
•Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•Align the long-term interests of our NEOs with those of our stockholders.
We strive to set our overall total compensation at a competitive level. Executives are compensated based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as further described under “—Determination of Executive Compensation” below.
We aim to align with best practices, ensure strong corporate governance and avoid excessive risk-taking behaviors.
Determination of Executive Compensation
Role of Compensation Committee
Our Compensation Committee administers the executive compensation program for our NEOs and executive officers of the Company. The Compensation Committee may at times be directed by the Board to consult with a majority of the independent directors of the Board with respect to compensation of our Chief Executive Officer.
In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, equity dilution and burn rate, retention needs, Company performance and each executive’s impact on performance, relative scope of responsibility, individual performance, potential and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on her evaluation of each other executive officer’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.
Role of Compensation Consultant
Since 2022, our Compensation Committee has engaged Pay Governance as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our executive compensation program and selecting our compensation peer group composition. The Compensation Committee has evaluated Pay Governance’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation Committee. Pay Governance did not provide any other services to the Company in 2024 beyond those pursuant to its engagement by the Compensation Committee.
In consultation with Pay Governance, in May 2023 our Compensation Committee reviewed benchmarking information representative of a group of similarly situated peer companies to inform fiscal year 2024 pay decisions. Recognizing that FIGS has few direct competitors, we aim to select peers that meet some or all of the following criteria:
•Similar in size, primarily revenue and market capitalization
•Similar scope, complexity and brand affinity as FIGS
•Operating e-commerce and direct to consumer business models
•Operating in apparel industries
•At similar life cycle stage and operating in similar geographies

In May 2023, the Compensation Committee reviewed the existing peer group and determined not to make any changes to the peer group it had used to review our executive compensation program designs and pay levels for 2023 compensation. The following companies were used to review our executive compensation program designs and pay levels for 2024:
•AllBirds, Inc.
•Beyond Meat, Inc.
•Bumble, Inc.
•Canada Goose Holdings Inc.
•Chewy, Inc.
•Etsy, Inc.
•Freshpet, Inc.
•GoodRx Holdings, Inc.
•Peloton Interactive, Inc.
•Poshmark, Inc.
•Revolve Group, Inc.
•Stitch Fix, Inc.
•The Honest Company, Inc.
•The RealReal, Inc.
•Warby Parker Inc.
•YETI Holdings, Inc.

As of May 2023, as compared to such peer group, we were at the 23rd percentile for revenues for the preceding four quarters, the 28th percentile for 30-day average market cap, 58th percentile for EBITDA and 83rd percentile for one year revenues growth.

In making compensation decisions for the NEOs, the Compensation Committee reviews analysis of data derived from members of our peer group and, with respect to all full-time permanent employees other than the NEOs, also utilized survey data provided by Radford. For 2024, the Compensation Committee used these analyses to help ensure that our executive compensation program is competitive, by considering market data and using comparable positions at companies with which we compete for talent as a reference point for individual compensation decisions. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

In October 2024, the Compensation Committee further reviewed the compensation peer group in consultation with Pay Governance. The Compensation Committee removed Poshmark due to its acquisition, and AllBirds, Beyond Meat, Bumble, Chewy, Freshpet, GoodRx and Peloton for one or more of the following reasons: not meeting the defined size or profitability criteria, or being in an industry deemed less relevant for FIGS. The Compensation Committee added Book Barn Holdings, Inc., e.l.f. Beauty, Inc., J. Jill, Inc., Movado Group, Inc., On Holding AG and The Buckle, Inc. based on the criteria described above and to shift our focus from technology companies to apparel and other retail companies. The updated peer group is being used to review our executive compensation program design and pay levels for 2025.

Elements of Compensation
The primary elements of our NEOs’ compensation and the main objectives of each are:
•Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
•Annual Performance-Based Cash Incentive Compensation. Annual performance bonuses encourage focus on performance objectives and reward executives for their contributions toward achieving those objectives.
•Equity-Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests and emphasizes long-term financial and operational performance. We provide both new-hire equity grants and annual equity grants for our executive officers, including our NEOs. We believe awarding annual equity grants aligns with market practice, reduces the impact of stock price volatility and drives retention of our executive officers through long-term vesting.
The vast majority of our Chief Executive Officer’s target annual compensation for 2024 is in the form of compensation that is variable or “at-risk,” and dependent upon our financial and operating performance, individual performance factors and the value of our stock price. The at-risk elements of our compensation program for fiscal year 2024 include (i) our 2024 Bonus Program and (ii) annual equity-based long term incentive award grants, in the form of RSU awards. Our Chief Executive Officer’s target total annual compensation opportunity for fiscal year 2024 is set forth below:(1)

(1) Generally, the vast majority of the target annual compensation of our other NEOs, in addition to our Chief Executive Officer, is also “at-risk.” In 2024, however, the compensation of our other NEOs, with the exception of Ms. Hasson, was atypical, as Ms. Oughtred and Ms. Turenshine each served as Chief Financial Officer for only a portion of the year, and Mr. Fosty did so on an interim basis. As such, the above table only includes our Chief Executive Officer and excludes Ms. Oughtred, Mr. Fosty, Ms. Turenshine and Ms. Hasson, who does not earn a salary.

* The dollar-denominated value of the long-term incentive RSU award used to calculate the percentage in this table is different from the grant-date fair value of the RSU award disclosed in our Summary Compensation Table below, because the number of RSUs underlying the award was calculated based on the 20-day average of our closing stock price ending on and including the date of the grant.

In addition, our U.S.-based NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees (except for Mses. Hasson, with respect to our 401(k) plan). Ms. Oughtred resides in Canada, and therefore is not eligible to participate in our U.S.-based 401(k) plan or health and welfare programs. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2024 is described further below.
Base Salary
The base salaries of our employees, including our NEOs, are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a fixed component of our compensation program and provides our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our NEOs and evaluates the base salaries of new hires at the time of hire.
In February 2024, our Compensation Committee decided to maintain the base salaries for Mses. Spear, Hasson and Turenshine at 2023 levels. In making this decision, the Compensation Committee reviewed base salary ranges in comparison with general market ranges for each role and the overall financial performance of the Company.

Our NEOs’ annual base salaries during 2024 are set forth below:

Name	2024 Annualized Base Salary
Catherine Spear	$1,000,000
Heather Hasson(1)	$0
Sarah Oughtred(2)	$500,000
Kevin Fosty(3)	$304,250
Daniella Turenshine(4)	$500,000

(1) Ms. Hasson does not receive an annual base salary for her services as Executive Chair.

(2) On June 7, 2024, Ms. Oughtred was appointed by our Board as Chief Financial Officer, effective as of August 9, 2024.

(3) Mr. Fosty served as Interim Chief Financial Officer from April 12, 2024 to August 9, 2024, on which date he resumed his previous role of VP, Controller.

(4) Ms. Turenshine resigned from her position as Chief Financial Officer, effective as of April 12, 2024. The amount shown reflects her annual base salary in effect prior to her resignation. Following her resignation, Ms. Turenshine continued to serve in a non-employee advisory role through May 15, 2024, and earned a total of $1,560 in consulting fees during the remainder of fiscal year 2024.

The actual salaries paid to our NEOs in fiscal year 2024 are set forth in the Summary Compensation Table below.
Cash Incentive Compensation
Annual Cash Incentive Compensation

Annual cash incentive compensation is an important part of our compensation philosophy that emphasizes pay for performance by aligning compensation with financial and operational achievements, incentivizing our NEOs and other bonus-eligible employees to drive operating performance that is aligned with stockholder value creation. The 2024 Bonus Program was based on achievement of the following metrics and weightings:
•37.5% based on Company achievement of net revenues goals (the “Net Revenues Component”);
•37.5% based on Company achievement of adjusted EBITDA margin goals (the “Adjusted EBITDA Component” and, together with the Net Revenues Component, the “Financial Performance Components”); and

•25% based on individual performance (the “Individual Performance Component”).
In fiscal year 2024, the following NEOs were eligible to participate in our 2024 Bonus Program at the following target bonuses:

Named Executive Officer	Target Bonus Opportunity
Catherine Spear	100% of base salary
Sarah Oughtred(1)	$127,868
Kevin Fosty	25% of base salary
(1) Pursuant to her employment agreement, Ms. Oughtred’s annual target bonus of $300,000 was prorated for her time at the Company in fiscal year 2024.

As a result of her resignation, Ms. Turenshine was not eligible for a bonus for service in fiscal year 2024.

The following table sets forth the threshold, target, stretch and maximum bonus opportunities established by the Compensation Committee with respect to the 2024 Bonus Program’s Net Revenues Component, Adjusted EBITDA Component and Individual Performance Component:

Component	Weight	Minimum	Threshold	Target	Stretch	Maximum
Net Revenues	37.5%	-	$545.6M	$592M	$611.5M	$796.6M
Adjusted EBITDA Margin	37.5%	-	11.8%	13.0%	13.6%	15%
Individual Performance	25%	“Below Target”	-	“On Target”	-	“Above Target”
Percentage Payout of Component Target Opportunity		0%	50%	100%	115%	200%

The following table sets forth the actual achievement of the Net Revenues Component and Adjustment EBITDA Component for 2024:

Component	Actual Achievement	Actual Percentage Achievement of Component Target Opportunity
Net Revenues	$562.6M(1)	68.6%
Adjusted EBITDA Margin(2)	9.4%	0%
Average of Financial Performance Components		34.3%
(1) For purposes of the 2024 Bonus Program, net revenues is calculated as net revenues as determined under GAAP, adjusted to disregard the impact of an accounting reclassification related to duty subsidies.
(2) For purposes of the 2024 Bonus Program, adjusted EBITDA margin is a non-GAAP measure as defined in the section titled “Non-GAAP Financial Measures and Key Operating Metrics” in the Appendix.
The following table sets forth the actual achievement by our bonus-eligible NEOs of the Individual Performance Component of the 2024 Bonus Program:

Named Executive Officer	Actual Percentage Achievement of Component Target Opportunity(1)
Catherine Spear	100%
Sarah Oughtred	100%
Kevin Fosty	100%
(1) As further discussed below, each of Mses. Spear and Oughtred and Mr. Fosty achieved 100% of their respective Individual Performance Component targets. However, in order to better align bonus achievements with the broader financial performance of the Company, the Compensation Committee determined to cap the payout under the 2024 Bonus Program for all employees VP and senior at the average percentage achievement of Financial Performance Components, which was 34.3%.
In determining the achievement of Ms. Spear’s Individual Performance Component target, the Compensation Committee considered both the overall financial and operational performance of the Company, as well as Ms. Spear’s commitment to continuous improvement and excellence, and focus on team performance to drive longer-term success. Based on its review, the Compensation Committee recommended to the independent directors of the Board, and the independent directors of the Board determined, that the Individual Performance Component of Ms. Spear’s bonus was achieved at 100% and would be paid out at the level shown in the table above.

In determining the achievement of Ms. Oughtred’s Individual Performance Component target, the Compensation Committee considered the recommendation from Ms. Spear and Ms. Oughtred’s overall performance across key strategic goals since her appointment. In particular, the Compensation Committee recognized Ms. Oughtred’s role in driving the Company’s above-target net revenues results and her leadership in helping further develop the Company’s strategic plans, as well as her role in further strengthening the Company’s finance and accounting team. Based on its review, the Compensation Committee determined that the Individual Performance Component of Ms. Oughtred’s bonus was achieved at 100% and would be paid out at the level shown in the table above

Because Mr. Fosty was not an executive officer at the time individual performance was assessed, our Chief Executive Officer conducted the assessment. In determining the achievement of Mr. Fosty’s Individual Performance Component target, the Chief Executive Officer considered Mr. Fosty’s overall performance, in particular, Mr. Fosty’s service as Interim Chief Financial Officer. Based on this review, she determined that the Individual Performance Component of Mr. Fosty’s bonus was achieved at 100% and would be paid out at the level shown in the table above.

Based on the Company’s achievement of the Financial Performance Components, and the achievement by the NEOs’ of the Individual Performance Component, the bonus-eligible NEOs achieved the following percentages of their applicable target bonus opportunities:

Named Executive Officer	Actual Percentage Payout of Target Bonus Opportunity
Catherine Spear	34.3%
Sarah Oughtred	34.3%
Kevin Fosty	34.3%

The NEOs’ 2024 annual bonus payments are set forth in the columns titled “Bonus” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Interim Chief Financial Officer Cash Incentive Award
In connection with his role as Interim Chief Financial Officer, Mr. Fosty was eligible for to receive up to three one-time bonuses, as follows: (i) a one-time bonus of $20,000 to be paid on June 14, 2024, (ii) a one-time bonus of $20,000 to be paid on the Company’s next regular payroll pay date following written acceptance by a permanent Chief Financial Officer of an offer to join the Company, and (iii) a one-time bonus of $20,000 to be paid on the Company’s next regular payroll pay date following October 1, 2024, if no permanent Chief Financial Officer has accepted an offer to join the Company by such date. Mr. Fosty received the first two one-time bonuses, totaling $40,000, which are set forth in the column titled “Bonus” in the Summary Compensation Table below. He was not eligible to receive the third bonus, because Ms. Oughtred joined the Company before October 1, 2024.

Equity-Based Long-Term Incentive Awards
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.
2024 Awards
We issue new-hire and annual equity awards to eligible executive level employees to align with common market practice, reduce the impact of stock price volatility, and help ensure employees held sufficient outstanding and unvested equity incentives on a continuous basis. Annual grants provide the Chief Executive Officer and the Compensation Committee a chance to review grants annually and ensure grant values are aligned with individual performance and competitive with the external market data.
The following table sets forth equity awards issued to our NEOs in 2024:

Named Executive Officer	Restricted Stock Unit Value(1)	Number of Restricted Stock Units
Catherine Spear(2)	$3,900,000	652,174
Sarah Oughtred(3)	$4,000,000	656,815
Kevin Fosty(4)	$250,000	44,770
(1) The number of RSUs underlying each award was calculated based on the 20-day average of our closing stock price ending on and including the date of the grant. As such, the dollar-denominated value set forth in this table may be different from the grant-date fair value of the RSU award disclosed in our Summary Compensation Table below.

(2) In March 2024, our Board granted an award of RSUs with a value of $3,900,000 to Ms. Spear pursuant to our annual equity grant practices. The RSU award vests in equal quarterly installments over a four-year period, subject to continued employment. In determining the amount and form of this award, the Compensation Committee and Board considered market data provided by Pay Governance, annual grants made to chief executive officers within our peer group, individual performance, and the vested and unvested equity awards held by Ms. Spear.

(3) In connection with Ms. Oughtred’s appointment as Chief Financial Officer on August 12, 2024, the Compensation Committee granted an award of RSUs with a value of $4,000,000 to Ms. Oughtred. The RSU award vests as to 25% of the shares of Class A common stock underlying the RSU award on August 1, 2025, and in equal installments each quarter over the following three-year period, subject to continued employment. In determining the amount and form of this award, the Compensation Committee considered market data provided by Pay Governance, the importance of hiring an individual with Ms. Oughtred’s skills and recent experience as a finance leader at a publicly traded apparel company and levels of annual compensation for chief financial officers among our peer group

(4) In March 2024 (and prior to Mr. Fosty’s appointment as Interim Chief Financial Officer), the Management Designees granted an award of RSUs with a value of $150,000 to Mr. Fosty pursuant to our annual equity grant practices and Equity Grant Policy. In addition, in May 2024, the Compensation Committee approved a one-time grant of RSUs with a value of $100,000 to Mr. Fosty in connection with his appointment as Interim Chief Financial Officer. Each of the RSU awards vests in equal quarterly installments over a four-year period, subject to continued employment.

For more information regarding equity awards granted to the NEOs in 2024, see “—Executive Compensation Tables—Grants of Plan-Based Awards in Fiscal 2023” below. Due to the equity awards granted to Ms. Hasson in connection with her transition to Executive Chair in 2022, the Compensation Committee determined not to grant any equity awards to her in 2024. Ms. Turenshine left the company in April 2024, and did not receive an equity grant in 2024.
Retirement Savings, Health and Welfare Benefits

We currently maintain a 401(k) retirement savings plan (the “401(k) plan”) for our eligible U.S. employees, including our NEOs. Our NEOs, except for Mses. Hasson and Oughtred, are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made, provided that the participant has completed one year of service with us. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Employee Benefits and Perquisites
All of our full-time U.S. employees, including our U.S.-based NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits and life insurance. We offer all of our full-time employees paid time off and paid parental leave.
We also maintain an employee stock purchase plan, which provides eligible employees an opportunity to purchase FIGS stock at a discounted price. In addition, we offer our employees, including our NEOs, several well-being perks, including food delivery stipends, access to live and virtual fitness classes, nutritional coaching, mental health, behavioral health, live and virtual therapy and self-care providers.
We believe the employee benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
We only provide limited tax “gross-ups” to our NEOs, including tax gross ups in nominal amounts provided to all employees in connection with employee gifts and stipends.
In the future, our Compensation Committee may decide to provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that our compensation structure is balanced and comprehensive. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete.
Severance and Change in Control Arrangements
Pursuant to their respective employment agreements, each of our NEOs is entitled to certain payments and benefits in certain termination situations or upon a change in control. We believe that our severance arrangements facilitate an orderly transition in the event of changes in management. For more information about severance payments and benefits, see “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations
Equity Grant Policy
Our Compensation Committee administers the Equity Grant Policy, which provides the following:
•The grant date of equity awards occurs on or after the date on which the applicable award is approved, which, to the extent reasonably practicable, is the 10th day of each month or the immediately following business day.
•New hire grants made by the Management Designees to employees vest over four years from the employee’s start date. RSUs vest quarterly and options vest monthly, subject to a one-year cliff from the employee’s start date.
•Annual grants made by the Management Designees to employees vest over four years from the grant date. RSUs vest quarterly and options vest monthly, subject to a one-year cliff from the employee’s start date if the annual grant occurred prior to the one-year anniversary of such employee’s start date.
•Grants made by the Management Designees to consultants vest over two years from the grant date. RSUs vest quarterly, subject to a discretionary cliff that may be applied as determined by the Management Designees. The Management Designees may deviate from the foregoing suggested vesting schedule on a case-by-case basis.
•The number of shares of our Class A common stock subject to options is determined by dividing the dollar-denominated value of the applicable option by the per share Black-Scholes valuation as of the applicable grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements.
•The number of shares of our Class A common stock subject to RSUs is determined by dividing the dollar-denominated value of the applicable RSU award by the average closing price of our Class A common stock over the 20-trading day period ending on (and including) the applicable grant date.
In addition, pursuant to the Equity Grant Policy, option awards may not be granted four days before or one day after the filing of any Form 10-Q, 10-K or an 8-K with material non-public information. We do not grant equity awards in anticipation of the release of material non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal year 2024, the Company did not grant any stock options, SARs or any similar awards with “option-like” features to the NEOs.
Clawback Policy
Our Board has adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup certain compensation on a pre-tax basis within a specified lookback period in the event of certain restatements, subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure, and may be recouped from incentive-based compensation, time- or performance-based equity awards or other compensation.
Anti-Hedging/Pledging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the policy prohibits pledging the Company’s equity securities as collateral to secure loans.
Section 409A
The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Compensation Committee Report
The Compensation Committee of the Board of Directors of FIGS, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Melanie Whelan, Chairperson

Jerry Jao, Committee Member

J. Martin Willhite, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during the years ended December 31, 2022, 2023 and 2024. The dollar amounts shown are in U.S. dollars.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Compensation Plan ($)(3)	All Other Compensation ($)(4)	Total ($)
Catherine Spear Chief Executive Officer	2024	1,000,000	85,700	3,606,522	--	257,100	20,742	4,970,064
	2023	1,000,000	192,600	3,449,132	3,000,002	723,750	22,851	8,388,335
	2022	1,000,000	--	--	--	--	40,737	1,040,737
Heather Hasson Executive Chair	2024	--	--	--	--	--	42	42
	2023	--	--	--	--	--	351	351
	2022	593,956	--	11,320,485	13,603,183	--	43	25,517,667
Sarah Oughtred Chief Financial Officer(5)	2024	209,833	10,996	4,172,142	--	32,988	--	4,425,959
Kevin Fosty Former Interim Chief Financial Officer(6)	2024	304,250	46,519	256,831	--	19,556	18,297	645,453
Daniella Turenshine Former Chief Financial Officer(7)	2024	153,846	--	--	--	--	24,574	178,420
	2023	500,000	72,225	862,285	750,002	217,125	22,851	2,424,488
	2022	500,000	--	--	--	--	18,138	518,138
__________________
(1) Amounts represent (i) bonuses earned by our NEOs based on individual performance under the Individual Performance Component of our 2024 Bonus Program and (ii) for Mr. Fosty, two bonuses related to his service as Interim CFO. For a description of the 2024 Bonus Program, see “—Compensation Discussion and Analysis—Elements of Compensation—Cash Incentive Compensation” above.
(2) Amounts reflect the full grant-date fair value of RSU awards and stock options granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our NEOs in 2024 in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For Ms. Oughtred, the amount includes the incremental fair value of $992,115 resulting from a modification to the vesting schedule of her new-hire equity grant, which was made to correct a scrivener’s error in the vesting commencement date provided for in the Compensation Committee’s initial approval.
(3) Amounts represent bonuses earned by our NEOs based on the Company’s achievement of pre-established financial metrics under the Financial Performance Components of our 2024 Bonus Program. For a description of the 2024 Bonus Program, see “—Compensation Discussion and Analysis—Elements of Compensation—Cash Incentive Compensation” above.
(4) Amount for 2024 includes (i) for Ms. Spear, 401(k) match in the amount of $20,700 and Company-paid life insurance premiums; (ii) for Ms. Hasson, Company-paid life insurance premiums; (iii) for Mr. Fosty, 401(k) match in the amount of $18,255 and Company-paid life insurance premiums; and (iv) for Ms. Turenshine, 401(k) match in the amount of $23,000, consulting fees for advisory services provided to the Company on an hourly basis following her termination of employment and Company-paid life insurance premiums.
(5) On June 7, 2024, Ms. Oughtred was appointed by our Board as Chief Financial Officer, effective as of August 9, 2024. From July 29, 2024 to August 9, 2024, Ms. Oughtred was employed as an Advisor. As a result, amounts for Ms. Oughtred reflect a partial year of service. Ms. Oughtred’s salary was converted from Canadian dollars to U.S. dollars for this table using the Bank of Canada’s average exchange rate for fiscal year 2024 of CDN$1.00 to USD$0.73. Ms. Oughtred’s payouts under the Individual Performance Component and Financial Performance Components of our 2024 Bonus Program were converted from Canadian dollars to U.S. dollars for this table using the Bank of Canada’s exchange rate on the date of payment of CDN$1.00 to USD$0.70.
(6) Mr. Fosty served as Interim Chief Financial Officer from April 12, 2024 to August 9, 2024, on which date he assumed his previous role of VP, Controller.
(7) Ms. Turenshine resigned from her position as Chief Financial Officer, effective as of April 12, 2024. As a result, amounts for Ms. Turenshine reflect a partial year of service. Following her resignation, Ms. Turenshine served as a consultant to the Company from April 13, 2024 to May 15, 2024.

Grants of Plan-Based Awards in Fiscal Year 2024
The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2024 to help explain information provided above in our Summary Compensation Table.

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Stretch ($)	Maximum ($)
Catherine Spear	N/A	N/A	375,000	750,000	862,500	1,500,000
	3/4/2024(4)	2/26/2024					652,174	3,606,522
Sarah Oughtred	N/A	N/A	47,951	95,902	110,287	191,803
	8/12/2024(5)	6/7/2024					656,815	4,170,775
Kevin Fosty	N/A	N/A	28,523	57,047	65,603	114,093
	3/4/2024(4)	2/26/2024					25,084	138,715
	5/14/2024(6)	5/9/2024					19,686	118,116
__________________
(1) For Ms. Spear, represents the date of Board approval. For Ms. Oughtred and the May 14, 2024 grant to Mr. Fosty, represents the date of Compensation Committee approval. For the March 4, 2024 grant to Mr. Fosty, represents the date of approval by the Management Designees.
(2) Amounts reflect potential payouts under the portion of our 2024 Bonus Program based on the Company’s achievement of pre-established financial metrics, assuming the Financial Performance Components of the 2024 Bonus Program were met at their respective “Threshold,” “Target,” “Stretch” and “Maximum” levels. For Ms. Oughtred, amounts reflect a pro-rata adjustment to her target bonus for the number of days of employment at the Company in 2024. As a result of her resignation, Ms. Turenshine was not eligible for, and did not receive, a bonus for service in 2024. For more information about the 2024 Bonus Program, see “—Compensation Discussion and Analysis—Elements of Compensation—Cash Incentive Compensation” above.
(3) Amounts reflect the grant-date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For Ms. Oughtred, the amount includes the incremental fair value of $992,115 resulting from an immaterial modification to the vesting schedule of her new-hire equity grant, which was made to correct a scrivener’s error in the vesting commencement date provided for in the Compensation Committee’s initial approval.
(4) Represents the grant of RSUs that vests as to 1/16th of the shares of Class A common stock underlying the RSUs on July 1, 2024 and as to 1/16th of the shares of Class A Common Stock underlying the RSUs on each quarterly anniversary thereafter.
(5) Represents the grant of RSUs that vests as to 25% of the shares of Class A common stock underlying the RSU award on the one-year anniversary of August 1, 2024, and in equal quarterly installments over the following three year period.
(6) Represents the grant of RSUs that vests as to 1/16th of the shares of Class A common stock underlying the RSUs on August 1, 2024 and as to 1/16th of the shares of Class A Common Stock underlying the RSUs on each quarterly anniversary thereafter.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Compensation Arrangements
The following is a summary of the compensatory agreements we have entered into with our NEOs.
Amended and Restated Employment Agreement with Catherine Spear
We are party to an amended and restated employment agreement with Ms. Spear, which has a five-year term beginning May 26, 2021. Pursuant to the amended and restated employment agreement, Ms. Spear is entitled to receive a base salary of $1,000,000 and is eligible to receive an annual bonus with a target amount equal to 100% of her base salary, which, consistent with the 2023 Bonus Program, may be earned in an amount up to 200% of her base salary if maximum performance goals are achieved, as determined by the Compensation Committee in its sole discretion, and subject to Ms. Spear’s continued employment through the bonus payment date. In addition, Ms. Spear is eligible to participate in the health, welfare, retirement, vacation and other employee benefit plans, practices, policies and programs generally available to other senior executives, and the Company will pay the filing and legal fees associated with any required filings under the Hart-Scott-Rodino Act with respect to the acquisition of our securities.

Pursuant to the terms of Ms. Spear’s amended and restated employment agreement and in connection with our IPO, we approved the grant to Ms. Spear of a stock option and RSU award with an aggregate value of $10,000,000. The stock option vests and becomes exercisable in substantially equal monthly installments through the four-year anniversary of our IPO, and the RSU award vests in substantially equal quarterly installments through the same date, in each case, subject to Mr. Spear’s continued service through the applicable vesting date (except as otherwise described under “—Potential Payments Upon Termination or Change in Control”).

Ms. Spear is also subject to the terms and conditions of an employee confidential information and invention assignment agreement, a one-year post-termination non-solicitation covenant, and an indefinite mutual non-disparagement covenant.

Ms. Spear’s amended and restated employment agreement provides for severance and change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Second Amended and Restated Employment Agreement with Heather Hasson
We are party to an amended and restated employment agreement with Ms. Hasson, which has a term that commenced on August 4, 2022 and ended December 31, 2024, at which point Ms. Hasson continued as an at-will employee of the Company pursuant to the terms of the amended and restated employment agreement. Ms. Hasson’s amended and restated employment agreement provides that Ms. Hasson is not eligible to receive any base salary or annual bonus. Ms. Hasson continues to be eligible (i) to participate (at the sole cost of the Company and on a tax-neutral basis to Ms. Hasson) in the health, welfare, retirement, vacation and other employee benefit plans, practices, policies and programs generally available to other senior executives and (ii) for Company payment of the filing and legal fees associated with any required filings under the Hart-Scott-Rodino Act, as amended, with respect to the acquisition of our securities. All outstanding equity awards held by Ms. Hasson remain outstanding and continue to vest and become exercisable (if applicable) in accordance with their terms.

In connection with Ms. Hasson’s appointment and pursuant to her amended and restated employment agreement, we granted equity awards to Ms. Hasson with a value equal to $24,923,668, of which $13,603,183 was granted in the form of a nonqualified stock option and $11,320,485 was granted in the form of an RSU award, each of which have fully vested.

Ms. Hasson is also subject to the terms and conditions of an employee confidential information and invention assignment agreement, a one-year post-termination non-solicitation covenant, and an indefinite mutual non-disparagement covenant.

Ms. Hasson’s amended and restated employment agreement provides for severance and change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Sarah Oughtred
In connection with Ms. Oughtred’s appointment as Chief Financial Officer, FIGS Canada, Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Ms. Oughtred, effective as of July 29, 2024, pursuant to which Ms. Oughtred receives an annual base salary of $500,000 and an annual target bonus opportunity of $300,000. The payment of any earned annual bonus is subject to her continued employment through the bonus payment date and was pro-rated for fiscal year 2024.

Pursuant to the employment agreement, we granted an award of RSUs to Ms. Oughtred, with a value equal to $4,000,000. The RSU award vests as to 25% of the shares of Class A common stock underlying the RSU award on the one-year anniversary of August 1, 2024, and in equal quarterly installments over the following three year period, subject to Ms. Oughtred’s continued service through the applicable vesting date (except as otherwise described under “—Potential Payments Upon Termination or Change in Control”). Ms. Oughtred is also eligible to participate in the Company’s annual equity award program, with a target annual grant amount to be determined by the Board (or a committee thereof) in its sole discretion by reference to the 50th percentile of annual equity-based awards granted to chief financial officers in the Company’s executive compensation peer group.

Ms. Oughtred’s employment with us may be terminated by her or by us at any time, with or without cause, subject to mandatory notice periods. Ms. Oughtred’s employment agreement provides for severance and change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”
Employment Offer Letter with Kevin Fosty
In connection with Mr. Fosty’s appointment as Interim Chief Financial Officer, the Company entered into an employment offer letter with Mr. Fosty, effective as of May 9, 2024, pursuant to which Mr. Fosty received an annual base salary of $304,250 and an annual target bonus opportunity of 25% of the base salary. The payment of any earned annual bonus was subject to his continued employment through the bonus payment date. In addition, in his role as Interim Chief Financial Officer, Mr. Fosty was eligible to participate in our standard benefit programs.
In his role as Interim Chief Financial Officer, Mr. Fosty was eligible to receive up to three one-time bonus payments, as follows: (i) a one-time bonus of $20,000 to be paid on June 14, 2024, (ii) a one-time bonus of $20,000 to be paid on the Company’s next regular payroll pay date following written acceptance by a permanent chief financial officer of an offer to join the Company and (iii) a one-time bonus of $20,000 to be paid on the Company’s next regular payroll pay date following October 1, 2024, provided that no permanent chief financial officer has accepted an offer to join the Company by such date. Each bonus payment was conditioned upon Mr. Fosty’s continued employment at the Company for a period of six months following the relevant bonus payment. If Mr. Fosty’s employment was terminated within six months of the receipt of a bonus payment, whether due to a resignation by Mr. Fosty or a termination by the Company for cause, Mr. Fosty was required to repay a prorated portion of the applicable bonus payment to reflect his partial time employed during the relevant six-month period. Pursuant to the offer letter, Mr. Fosty was entitled to, and received, two bonus payments, totaling $40,000.
In addition, pursuant to the offer letter we granted an award of RSUs to Mr. Fosty, with a value equal to $100,000. The RSU award vests quarterly over four years, subject to Mr. Fosty’s continued service through the applicable vesting date.
Mr. Fosty’s employment with us may be terminated by him or by us at any time, with or without cause, Ms. Fosty’s offer letter provides for severance payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Amended and Restated Employment Letter Agreement with Daniella Turenshine

During her employment with the Company, we were party to, an amended and restated employment letter agreement with Ms. Turenshine, dated March 8, 2022. Pursuant to the amended and restated employment letter agreement, Ms. Turenshine was entitled to receive a base salary of $500,000 and was eligible to receive an annual bonus with a target amount equal to $300,000, which, consistent with our 2024 Bonus Program, was eligible to be earned in an amount up to a maximum of 200% of the target annual bonus, subject to her continued employment through the bonus payment date. In addition, Ms. Turenshine was eligible to participate in our standard benefit programs. Ms. Turenshine’s employment letter agreement terminated in connection with her resignation and the termination of her employment effective as of April 12, 2024.

Cash Sale Bonus Letters

On February 22, 2018, we entered into cash sale bonus letter agreements with each of Mses. Hasson and Spear. These letter agreements provide for cash change in control payments as more fully described under “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of common stock underlying incentive plan awards for each NEO as of December 31, 2024. As a result of her resignation earlier in the year, Ms. Turenshine had no awards outstanding as of December 31, 2024 and so she is not included in the table. Unless otherwise specified, each equity award listed in the following table was granted under the Company’s 2021 Equity Incentive Award Plan (“2021 Plan”) and covers our Class A common stock. Shares underlying equity awards identified by an asterisk in the following table held by Mses. Hasson and Spear are exchangeable for Class B common stock pursuant to the Equity Award Exchange Agreement (as defined below in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions”). The market value of unvested RSUs in the following table are based on a closing price of our Class A common stock on December 31, 2024, the last trading day of the last completed fiscal year, of $6.19 per share.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Catherine Spear	02/22/2018(1)*†	7,695,000	—	0.86	02/21/2028	—	—
	06/27/2018(2)*†	900,000	—	1.37	06/26/2028	—	—
	09/16/2020(3)*	8,700,648	1,535,412	5.10	09/15/2030	—	—
	05/26/2021(4)	651,357	75,740	22.00	05/25/2031	—	—
	06/01/2021(5)	—	—	—	—	21,306	131,884
	05/09/2023(6)	329,861	503,473	7.91	05/8/2033	—	—
	05/09/2023(7)	—	—	—	—	299,783	1,855,657
	03/04/2024(7)	—	—	—	—	570,653	3,532,342
Heather Hasson	02/22/2018(1)*†	313,336	—	0.86	02/21/2028	—	—
	06/27/2018(2)*†	900,000	—	1.37	06/26/2028	—	—
	09/16/2020(3)*†	10,236,060	—	5.10	09/15/2030	—	—
	05/26/2021(4)	651,357	75,740	22.00	05/25/2031	—	—
	06/01/2021(5)	—	—	—	—	14,205	87,929
	08/09/2022(8)	2,863,828	—	11.79	08/08/2032	—	—
Sarah Oughtred	08/12/2024(9)	—	—	—	—	656,815	4,065,685
Kevin Fosty	04/28/2021(10)	8,250	750	11.17	04/27/2031	—	—
	05/26/2021(11)	4,374	625	22.00	05/25/2031	—	—
	06/01/2021(7)	—	—	—	—	98	607
	03/11/2022(11)	6,105	2,776	16.54	03/10/2032	—	—
	03/11/2022(7)	—	—	—	—	1,268	7,849
	03/16/2023(11)	18,434	23,701	5.91	03/15/2033	—	—
	03/16/2023(7)	—	—	—	—	9,507	58,848
	03/04/2024(7)	—	—	—	—	21,949	135,864
	05/14/2024(7)	—	—	—	—	17,226	106,629
__________________
* Following the exercise of this option, the resulting shares of Class A common stock may be exchanged at a 1:1 ratio for shares of the Company’s Class B common stock at the election of the holder pursuant to the Equity Award Exchange Agreement.
† The option is fully vested.
(1) This option was granted under the Company’s Amended 2016 Equity Incentive Plan (the “2016 Plan”) and vested and became exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the vesting commencement date.
(2) This option was granted under the 2016 Plan and vested and became exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the vesting commencement date.
(3) This option was granted under the 2016 Plan and vests and becomes exercisable as to 1/60th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the grant date, subject to continued service through the applicable vesting date. In the event of a change in control (as defined in the 2016 Plan), 100% of the then-unvested shares subject to the option will accelerate and vest immediately prior to the change in control. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the option will accelerate and vest. The vesting of the option held by Ms. Hasson was accelerated in connection with our IPO.
(4) This option vests and becomes exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the grant date, subject to continued service through the applicable vesting date. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the option will accelerate and vest.
(5) This RSU award vests as to 1/16th of the total number of shares of Class A common stock underlying the RSU award on each quarterly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date. If the executive’s service terminates due to a termination by us without “cause” or by the executive for “good reason,” or due to death or “disability” (each, as defined in the applicable executive’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest.
(6) This option vests and becomes exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the grant date, subject to continued service through the applicable vesting date. If Ms. Spear’s service terminates due to a termination by us without “cause” or by her for “good reason,” or due to death or “disability” (each, as defined in Ms. Spear’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the option will accelerate and vest.
(7) This RSU award vests as to 1/16th of the total number of shares of Class A common stock underlying the RSU award on each quarterly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date. Solely with respect to the RSUs granted to Ms. Spear, if Ms. Spear’s service terminates due to a termination by us without “cause” or by her for “good reason,” or due to death or “disability” (each, as defined in Ms. Spear’s amended and restated employment agreement), then 100% of the then-unvested shares subject to the RSU award will accelerate and vest.
(8) This option vested and became exercisable in 29 substantially equal installments on each monthly anniversary of August 4, 2022 (with the last installment vesting on December 31, 2024).
(9) This RSU award vests as to 25% of the shares of Class A common stock underlying the RSU award on the one-year anniversary of the vesting commencement date, and in equal quarterly installments over the following three year period, subject to continued service through the applicable vesting date. If Ms. Oughtred’s employment is terminated by us without “cause” or by her for “good reason,” in either case, within 12 months following a “change in control” (as defined in the 2021 Plan), then 100% of the then-unvested shares subject to the RSU award will vest in full.
(10) This option vests as to 25% of the shares of Class A common stock underlying the option on the one-year anniversary of the vesting commencement date, and as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of vesting commencement date, subject to continued service through the applicable vesting date.
(11) This option vests and becomes exercisable as to 1/48th of the total number of shares of Class A common stock underlying the option on each monthly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

Option Exercises and Stock Vested in Fiscal Year 2024

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Catherine Spear	—	—	184,587	1,096,901
Heather Hasson	—	—	508,498	2,922,060
Sarah Oughtred	—	—	—	—
Kevin Fosty	—	—	10,437	63,366
Daniella Turenshine	80,262	378,837	31,020	160,996
__________________
(1) Represents the gross number of shares acquired upon vesting of RSUs, without taking into account any shares withheld or sold to satisfy applicable tax obligations.
(2) Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.
Potential Payments Upon Termination or Change in Control
As referenced above, we are party to employment agreements with each of our NEOs which provide for severance payments and benefits in the event the NEO is terminated without “cause” or resigns for “good reason.” These severance payments are enhanced if the qualifying termination occurs: (i) for Mses. Spear and Hasson, within three months prior to or 12 months following a change in control, or (ii) for Ms. Oughtred, within 12 months following a change in control. Additionally, each of Mses. Spear’s and Hasson’s employment agreements provides for accelerated vesting of certain equity awards if the executive’s employment is terminated due to death or disability, or if a change in control of the Company occurs (regardless of whether the executive experiences a termination).

We are also party to cash sale bonus letter agreements with each of Mses. Spear and Hasson that provide for payment in connection with a qualifying change in control.

The benefits payable to our NEOs pursuant to these arrangements are described in detail below.
Catherine Spear
Pursuant to Ms. Spear’s amended and restated employment agreement, if her employment is terminated by us without “cause” or by Ms. Spear for “good reason” during the period beginning three months prior to and ending 12 months following a “change in control” (each, as defined in her amended and restated employment agreement), Ms. Spear will receive the following severance payments and benefits: (i) continued payments of base salary for 24 months following the date of termination, (ii) 100% accelerated vesting and exercisability of all outstanding equity awards held by her, (iii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums and (iv) a pro-rated target bonus for the year in which the termination occurs and an amount equal to 200% of Ms. Spear’s target bonus for the year in which the termination occurs. If Ms. Spear’s employment is terminated by us without “cause” or by Ms. Spear for “good reason” not within the change in control period described above, Ms. Spear will receive the severance payments and benefits set forth in items (i) through (iii) above. The severance payments and benefits described above are subject to Ms. Spear’s execution of a release of claims against us and continued compliance with the restrictive covenants set forth in her amended and restated employment agreement.
Additionally, if Ms. Spear’s employment is terminated due to death or disability, Ms. Spear will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards held by her.
Further, if a change in control of the Company occurs, Ms. Spear will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted prior to our IPO (excluding the awards granted to Ms. Spear in connection with our IPO).
Additionally, Ms. Spear is party to a cash sale bonus letter agreement. This letter agreement provides that upon the occurrence of a sale of our company in which the implied equity valuation of our company is equal to or greater than $400 million and either (i) the cash consideration actually received by our stockholders is equal to or greater than $400 million or (ii) the cash consideration actually received by our stockholders is equal to or greater than $300 million and the sum of such cash consideration plus any publicly traded equity securities actually received by our stockholders is equal to or greater than $400 million, and, in either case, provided that such sale qualifies as a change in control event under Section 409A of the Code (a “Qualifying Cash Sale”), Ms. Spear will be eligible to earn a transaction bonus equal $3,750,000, paid in a single lump sum within ten days following the Qualifying Cash Sale. Ms. Spear need not be employed or engaged by our company on the date of the Qualifying Cash Sale in order to receive the bonus.
Heather Hasson
During the term of Ms. Hasson’s amended and restated employment agreement, which ended on December 31, 2024, if Ms. Hasson’s employment was terminated by us without “cause” or by her for “good reason” during the period beginning three months prior to and ending 12 months following a “change in control” (each as defined in Ms. Hasson’s amended and restated employment agreement), Ms. Hasson was entitled to receive the following severance payments and benefits: (i) 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted to Ms. Hasson, (ii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums and (iii) if the termination had occurred prior to the payment of Ms. Hasson’s annual bonus for 2022, an amount equal to Ms. Hasson’s target annual bonus for 2022. During the term of Ms. Hasson’s amended and restated employment agreement, if Ms. Hasson’s employment were terminated by us without “cause” or by her for “good reason” not within the change in control period described above, she was entitled to receive (i) 50% accelerated vesting (and exercisability, if applicable) of each of the option award and RSU award granted in connection with Ms. Hasson’s transition to Executive Chair in 2022 and 100% accelerated vesting (and exercisability, if applicable) of all other outstanding equity awards and (ii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums. The severance payments and benefits described above were subject to Ms. Hasson’s execution of a release of claims against us and continued compliance with the restrictive covenants set forth in her amended and restated employment agreement.
Ms. Hasson remains entitled to the following benefits following the expiration of her amended and restated employment agreement. First, if Ms. Hasson’s employment is terminated due to death or disability, she will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards held by her.
Additionally, Ms. Hasson is party to a cash sale bonus letter agreement. This letter agreement provides that upon the occurrence of a sale of our company in which the implied equity valuation of our company is equal to or greater than $400 million and either (i) the cash consideration actually received by our stockholders is equal to or greater than $400 million or (ii) the cash consideration actually received by our stockholders is equal to or greater than $300 million and the sum of such cash consideration plus any publicly traded equity securities actually received by our stockholders is equal to or greater than $400 million, and, in either case, provided that such sale is a Qualifying Cash Sale, Ms. Hasson will be eligible to earn a transaction bonus equal to $1,500,000, paid in a single lump sum within ten days following the Qualifying Cash Sale. Ms. Hasson need not be employed or engaged by our company on the date of the Qualifying Cash Sale in order to receive the bonus.
Sarah Oughtred
Pursuant to Ms. Oughtred’s employment agreement with FIGS Canada, Inc., if Ms. Oughtred’s employment is terminated by us without “cause” or by her for “good reason” (each, as defined in the employment agreement), in either case, we will comply with the minimum requirements of the applicable employment standards legislation, as amended or replaced (“ESA”), including with respect to notice, termination pay, severance pay, wages, benefits and vacation pay. In addition, if such termination occurs (i) prior to July 29, 2025, then Ms. Oughtred is entitled to receive continued payments of her base salary for six months following the date of termination or (ii) on or after July 29, 2025, then Ms. Oughtred is entitled to receive continued payments of her base salary for 12 months following the date of termination (“Additional Severance Pay”), provided that any Additional Severance Pay will be reduced by the aggregate number of weeks represented by any notice period required by the ESA (or pay in lieu of such notice) and severance pay required by the ESA. If the payments required by the ESA equal or exceed the Additional Severance Pay, Ms. Oughtred will only receive the required statutory payments.
Additionally, if Ms. Oughtred’s employment is terminated by us without “cause” or by her for “good reason,” in either case, within 12 months following a “change in control” (as defined in the 2021 Plan), then 100% of the then-unvested shares subject to the RSU award granted to Ms. Oughtred in August 2024 in connection with her appointment as Chief Financial Officer will vest in full.

The severance payments that exceed her statutory entitlements are subject to Ms. Oughtred’s timely execution and non-revocation of a release of claims in our favor and her continued compliance with the non-competition, non-solicitation and other restrictive covenants in her employment agreement.
Kevin Fosty
Pursuant to Mr. Fosty’s offer letter, if Mr. Fosty’s employment is terminated by us without “cause” or by him for “good reason” (each, as defined in the Offer Letter), other than as a result of death or disability, then Mr. Fosty is entitled to receive continued payments of his base salary for four months following the date of termination and up to four months of Company-paid COBRA. These severance payments and benefits are subject to Mr. Fosty’s timely execution and non-revocation of a release of claims in our favor and his continued compliance with restrictive covenants.
Daniella Turenshine
Pursuant to her amended and restated employment letter agreement as in effect prior to her termination of employment in April 2024, upon a termination of her employment by us without “cause” or by her for “good reason” (and other than due to death or disability) during the 12-month period following a “change in control” (each, as defined in her amended and restated employment letter agreement), Ms. Turenshine was entitled to receive the following severance payments and benefits: (i) continued payment of base salary for 12 months following the date of termination, (ii) up to 12 months of company-paid COBRA continuation, (iii) a pro-rated target bonus for the year of termination, paid in a lump-sum and (iv) 100% accelerated vesting (and exercisability, if applicable) of the stock option and RSU award granted to Ms. Turenshine in December 2021 in connection with her appointment as our Chief Financial Officer. If Ms. Turenshine’s termination of employment by us without “cause” or by her for “good reason” (and other than due to death or disability) occurred not within the change in control period described above, Ms. Turenshine was entitled to receive the following severance payments and benefits: (i) continued payments of base salary for 12 months following the date of termination and (ii) up to 12 months of COBRA continuation. The severance payments and benefits described above were subject to Ms. Turenshine’s timely execution and non-revocation of a release of claims in our favor and continued compliance with the obligations set forth in the standard employee confidential information and invention assignment agreement Ms. Turenshine entered into as a condition of her employment. Ms. Turenshine’s employment letter agreement terminated in connection with her resignation and the termination of her employment effective as of April 12, 2024. She was not entitled to any severance benefits in connection with her resignation.
Estimated Potential Payments
The following table summarizes the payments that would be made to our NEOs (except Ms. Turenshine) upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. Ms. Turenshine resigned from her position as Chief Financial Officer, effective as of April 12, 2024. She was neither entitled to, nor received, any severance benefits in connection with her resignation.
Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during her employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Death / Disability ($)	Termination Without Cause or for Good Reason (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Catherine Spear	Cash	--	2,000,000	--	5,000,000
	COBRA Premiums(1)	--	24,599	--	24,599
	Restricted Stock Units Acceleration(2)	5,519,889	5,519,889	--	5,519,889
	Stock Options Acceleration(2)	1,673,599	1,673,599	1,673,599	1,673,599
	Cash Sale Bonus(3)	--	--	3,750,000	3,750,000
	Total(4)	7,193,488	9,218,087	5,423,599	15,968,087
Heather Hasson	Cash	--	--	--	--
	COBRA Premiums(1)	--	45,520	--	45,520
	Restricted Stock Units Acceleration(2)	87,927	87,927	--	87,927
	Stock Options Acceleration(2)	--	--	--	--
	Cash Sale Bonus(3)	--	--	1,500,000	1,500,000
	Total(4)	87,927	133,447	1,500,000	1,633,447
Sarah Oughtred	Cash(5)	--	250,000	--	250,000
	COBRA Premiums(1)	--	--	--	--
	Restricted Stock Units Acceleration(2)	--	--	--	4,065,685
	Stock Options Acceleration(2)	--	--	--	--
	Total(4)	--	250,000	--	4,315,684
Kevin Fosty	Cash	--	101,417	--	101,417
	COBRA Premiums(1)	--	8,596	--	8,596
	Restricted Stock Units Acceleration(2)	--	--	--	--
	Stock Options Acceleration(2)	--	--	--	--
	Total(4)	--	110,013	--	110,013
__________________

(1) Represents the estimated value of COBRA premium reimbursement based upon the monthly cost of such benefits to the Company as of December 31, 2024.
(2) With respect to stock options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $6.19, the closing trading price of our Class A common stock on December 31, 2024, the last trading day of fiscal year 2024 and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $6.19, the closing trading price of our Class A common stock on December 31, 2024.
(3) Pursuant to each of the Cash Sale Bonus Letters dated February 22, 2018, by and between the Company and each of Mses. Hasson and Spear, Mses. Hasson and Spear are entitled to a lump-sum payment equal to $1,500,000 and $3,750,000, respectively, upon a Qualifying Cash Sale, as defined in the Cash Sale Bonus Letters.
(4) The total amounts reported in this row may not equal the sum of amounts reflected in the preceding rows as a result of rounding to the nearest whole dollar as required by SEC rules.
(5) Amounts are inclusive of any statutory payments required under the ESA.
Pay Versus Performance Table
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to disclose certain information about the relationship between the “compensation actually paid” to our NEOs and certain measures of company performance. The information that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs and compensation decisions made in 2024 is described under “—Compensation Discussion and Analysis” above. Note that “compensation actually paid” does not necessarily reflect value actually realized by the NEOs.
The following table sets forth both pay as reported in the Summary Compensation Table in this Proxy Statement and information concerning the “compensation actually paid” to our principal executive officers (“PEOs”) and other NEOs for each of the fiscal years ended December 31, 2021, 2022, 2023 and 2024, and our total shareholder return (“TSR”), as well as net income and net revenues for each such fiscal year:

Year	Summary Compensation Table Total for PEO (Catherine Spear) ($) (in thousands)(1)	Summary Compensation Table Total for PEO (Heather Hasson) ($) (in thousands)(1)	Compensation Actually Paid to PEO (Catherine Spear) ($) (in thousands)(1)(2)	Compensation Actually Paid to PEO (Heather Hasson) ($) (in thousands)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (in thousands)	Average Compensation Actually Paid to Non-PEO NEOs ($) (in thousands)(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in millions)	Net Revenues ($) (in millions)(4)
							Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2024	4,970	N/A	1,319	N/A	1,750	1,401	20.62	44.61	2.7	562.6
2023	8,388	N/A	8,732	N/A	2,424	2,340	23.15	48.16	22.6	550.3
2022	1,041	25,518	(170,952)	(19,989)	518	(19,685)	22.42	49.85	21.2	505.8
2021	13,032	12,962	290,153	298,744	13,839	19,870	91.81	91.22	(9.6)	419.6
__________________
(1) On August 2, 2022, Ms. Spear was appointed by our Board as our sole Chief Executive Officer and Ms. Hasson was appointed as Executive Chair of the Board.
(2) Amounts represent “compensation actually paid” to our PEO and the average “compensation actually paid” to our remaining NEOs for the relevant fiscal year, each computed in accordance with Item 402(v) of Regulation S-K, which includes the individuals indicated in the table below for the fiscal years listed:

Year	PEO(s)	Non-PEO NEO(s)
2024	Catherine Spear	Sarah Oughtred, Kevin Fosty and Daniella Turenshine
2023	Catherine Spear	Daniella Turenshine
2022	Catherine Spear and Heather Hasson	Daniella Turenshine
2021	Catherine Spear and Heather Hasson	Daniella Turenshine and Jeffrey D. Lawrence

Although we have voluntarily included Heather Hasson in this Proxy Statement as an NEO for the fiscal year ended December 31, 2024, we have excluded her from the calculations applicable to our non-PEO NEOs in the above table for the fiscal years ended December 31, 2023 and 2024 because she was not a “named executive officer” under SEC regulations.
The dollar amounts in this “compensation actually paid” column do not reflect the amount of compensation actually realized by our NEOs during the applicable year. As shown in the following table, to calculate “compensation actually paid,” Item 402(v) of Regulation S-K requires us to begin with the dollar amounts in the “total” column of the Summary Compensation Table appearing earlier in this Proxy Statement, and make adjustments for a variety of factors, including the impact of changes in the fair value of our NEOs’ previously granted equity awards, as follows:

	2024
Adjustments	PEO ($)	Average Non-PEO NEOs ($)
Summary Compensation Table Total	4,970,064	1,749,944
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(3,606,522)	(1,145,619)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	3,532,342	1,436,059
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	504,616	11,401
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,554,651)	(8,083)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(2,526,556)	(40,781)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	(932,294)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Awards Modified during Applicable FY	—	330,705
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
Compensation Actually Paid amounts (as calculated)	1,319,293	1,401,332
The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the 2021, 2022, 2023 and 2024 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with ASC Topic 718, except for the remeasurement of stock options.
The grant-date fair values of stock options were estimated using Black-Scholes. Subsequent stock option valuations at the end of each fiscal year and as of each vest date are performed using the a lattice valuation model due to a change in the expected term of out-of-the-money options. A lattice model utilizes the contractual term of maturity of each stock option, and assumes the holder will exercise stock options the first time the Company’s stock price exceeds a pre-defined multiple of the strike price which was determined to be 3.0x (which we believe provides a better estimate of out-of-the-money options).
(3) The Company’s TSR and Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 beginning with our initial public offering in May 2021. The Peer Group reflected in the Peer Group TSR is the S&P 500 Apparel, Accessories, & Luxury Goods Index, as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 pursuant to Item 201(e) of Regulation S-K.
(4) For 2023 and 2024, net revenues represents net revenues, as adjusted. Net revenues, as adjusted is calculated as net revenues as determined under GAAP, adjusted to disregard the impact of an accounting reclassification related to duty subsidies.
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below describe, in a manner compliant with the relevant rules, the relationship between “compensation actually paid” to our PEOs and the average of the “compensation actually paid” to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) our net revenues, in each case, for the fiscal years ended December 31, 2021, 2022, 2023 and 2024.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Net Revenues
Compensation Actually Paid
Net Revenues
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(200,000,000)
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
FY 2021
FY 2022
FY 2023
FY 2024
Catherine Spear Compensation Actually Paid
Heather Hasson Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
Net Revenues

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link “compensation actually paid” to our NEOs for the fiscal year ended December 31, 2024:
•net revenues; and
•adjusted EBITDA margin.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Catherine Spear, our Chief Executive Officer (“CEO”). For 2024, our last completed fiscal year:
•The annual total compensation of our median employee, was $122,553; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table presented above in this Proxy Statement was $4,970,064.
Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 40.6 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below in determining the median employee:
1.We selected December 31, 2024, which is within the last three months of 2024, as the date upon which we would identify the median employee.
2.To determine our total employee population for purposes of the pay ratio calculation, we included all full-time and part-time employees as of December 31, 2024, excluding our CEO and any employees hired at the end of 2024 that did not receive a paycheck in 2024. 361 employees were considered for identifying the median employee.
3.For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation, excluding annual bonuses, of the employees included in the calculation over the twelve-month period ended December 31, 2024. Annual bonuses were measured as of the payment date in 2025 pursuant to the 2024 Bonus Program.
4.All measurements were conducted in U.S. dollars. Any base salary, hourly pay, overtime and commissions payments originally made in non-U.S. dollars were converted to U.S. dollars using the average exchange rate for fiscal year 2024. Any annual bonus payments originally made in non-U.S. dollars were converted to U.S. dollars using the prevailing exchange rate on the date of payment.
5.Total cash compensation for the twelve-month period ended December 31, 2024 was sourced from payroll records across all business units. The measure was consistently applied to all of our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee.
6.Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $122,553. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included above in this Proxy Statement for Catherine Spear, our CEO as of December 31, 2024.
We believe the pay ratio included in this Proxy Statement is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
COMPENSATION RISK ASSESSMENT
We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

DIRECTOR COMPENSATION
2024 Director Compensation
The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during the fiscal year ended December 31, 2024, pursuant to our non-employee director compensation program and for service on special committees of the Board, each as further described below. Our co-founders Heather Hasson and Catherine Spear, who serve as our Executive Chair and Chief Executive Officer, respectively, are also members of our Board but did not receive any additional compensation for service as a director. For more information regarding the compensation paid to Mses. Hasson and Spear in 2024, see “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
A.G. Lafley(2)	50,000	150,000	200,000
Jeffrey Wilke(3)	72,339	150,000	222,339
Kenneth Lin(4)	70,000	150,000	220,000
Mario Marte(5)	76,452	150,000	226,452
J. Martin Willhite	67,500	150,000	217,500
Michael Soenen(6)	30,390	—	30,390
Sheila Antrum(7)	65,000	150,000	215,000
__________________

(1)Amounts reflect the full grant date fair value of RSU awards granted during 2024 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the RSU awards granted to our non-employee directors in Note 2 to the financial statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 27, 2024. As of December 31, 2024, each director listed in this table, except Messrs. Lafley and Soenen, held 28,143 RSUs. As of December 31, 2024, Messrs. Lafley and Soenen held no RSUs.

(2)Mr. Lafley resigned from the Board on December 31, 2024. His RSU award was forfeited as a result of his departure.

(3)Mr. Wilke served as member of the Compensation Committee until May 9, 2024, and as chairperson of the Compensation Committee thereafter. Therefore, his annual retainer for Compensation Committee service was prorated accordingly.

(4)Mr. Lin received a cash fee of $10,000 for his service on a special committee.

(5)Mr. Marte served as member of the Audit Committee until May 9, 2024, and as interim chairperson of the Audit Committee thereafter (until the appointment of Mr. Jao as chairperson of the Audit Committee in April 2025). Therefore, his annual retainer for Audit Committee service was prorated accordingly. Mr. Marte also received a cash fee of $10,000 for his service on a special committee.

(6)Mr. Soenen resigned from the Board on May 9, 2024. Amounts reflect pro-rated retainer payments.

(7)Ms. Antrum received a cash fee of $10,000 for her service on a special committee.
We reimburse any non-employee director for his or her reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Director Compensation Program
In connection with our IPO, our Board adopted and our stockholders approved a non-employee director compensation program (the “Director Compensation Program”). The Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors (each, an “Eligible Director”). The material terms of the Director Compensation Program are summarized below.
The Director Compensation Program consists of the following components:
Cash Compensation
•Annual Retainer: $50,000
•Annual Committee Chair Retainer:
◦Audit: $20,000
◦Compensation: $15,000
◦Nominating and Corporate Governance: $10,000

•Annual Committee Member (Non-Chair) Retainer:
◦Audit: $10,000
◦Compensation: $7,500
◦Nominating and Corporate Governance: $5,000
Annual cash retainers are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service.
Equity Compensation
•Initial Grant: Each Eligible Director who is initially elected or appointed to serve on the Board automatically will be granted, on the date on which such Eligible Director is appointed or elected to serve on the Board, an RSU award with a value of approximately $150,000, multiplied by a fraction (i) the numerator of which is the difference between 365 and the number of days from the date of the immediately preceding annual meeting of the Company’s stockholders through the election or appointment date and (ii) the denominator of which is 365. These initial grants will vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next annual meeting of the Company’s stockholders following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
•Annual Grant: An Eligible Director who is serving on our Board as of the date of the annual meeting of the Company’s stockholders each calendar year will be granted, on such annual meeting date, an RSU award with a value of approximately $150,000. Each annual grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of the Company (as defined in the 2021 Plan) if the Eligible Director will not become a member of the Board of the Company or the ultimate parent of the Company as of immediately following such change in control.
Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Special Committee Service Compensation
The Board occasionally establishes committees of limited duration for special purposes. When a special committee is established, the Board will determine whether to provide non-employee directors with additional compensation for service on such committee based on the expected duties of the committee, the anticipated number and length of any committee meetings and other factors the Board may deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2024, about our compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)					9,315,459	(2)
Restricted Stock Units	8,163,662	(3)	—		—
Options to Purchase Class A Common Stock	39,636,645	(4)	$5.45	(5)	—
Equity compensation plans not approved by security holders	—		—		—
Total	47,800,307		$5.45		9,315,459
__________________
(1)Consists of the 2016 Plan, 2021 Plan and 2021 Employee Stock Purchase Plan (the “ESPP”).
(2)The number of shares authorized under our 2021 Plan increases on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) a number of Shares (as defined in the 2021 Plan) such that the aggregate number of Shares available for grant under the 2021 Plan immediately following such increase shall equal 5% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding calendar year, and (B) such lesser number of Shares as determined by our Board. The number of shares authorized under our ESPP increases on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 1% of the shares of Class A common stock and Class B common stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of Shares (as defined in the ESPP) as determined by our Board. The maximum number of shares of Class A common stock subject to issuance pursuant to our ESPP offering period outstanding as of December 31, 2024 is 220,000.
(3)Consists of 8,163,662 shares of Class A common stock subject to outstanding RSUs under the 2021 Plan. Following the effectiveness of the 2021 Plan, no further grants were permitted to be made under the 2016 Plan.
(4)Consists of 31,817,356 and 7,819,289 outstanding options to purchase Class A common stock under the 2016 Plan and 2021 Plan, respectively. Following the effectiveness of the 2021 Plan, no further grants were permitted to be made under the 2016 Plan, though existing option awards remain outstanding.
(5)As of December 31, 2024, the weighted-average exercise price of outstanding options was $5.45.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our Class A common stock and Class B common stock (together, “Common Stock”) by (i) stockholders known to us to beneficially own more than 5% of the outstanding shares of our Class A common stock or our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group, in each case as of April 9, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 154,236,084 shares of our Class A common stock and 8,283,641 shares of our Class B common stock outstanding as of April 9, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, RSUs or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 9, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Each outstanding share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock. In addition, each share of our Class B common stock will convert automatically into one share of our Class A common stock upon the earlier of (1) the date fixed by our Board that is not less than 60 days or more than 180 days following the death or disability of both Ms. Hasson and Ms. Spear and (2) June 1, 2031, the 10-year anniversary of the date of the closing of the IPO, each of which we refer to as a final conversion event.

Unless otherwise indicated, the address of each beneficial owner listed below is 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock(1)		Shares of Class B Common Stock(2)		Common Stock Beneficially Owned(3)	Combined Voting Power(4)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage	Percentage
5% Stockholders (excl. Named Executive Officers and Directors)
Baron Capital Group, Inc.(5)	58,671,584	38.0%	—	—	36.1%	18.3%
The Vanguard Group(6)	12,390,645	8.0%	—	—	7.6%	3.9%
Ameriprise Financial, Inc.(7)	12,188,166	7.9%	—	—	7.5%	3.8%
T. Rowe Price Investment Management, Inc.(8)	10,571,296	6.9%	—	—	6.5%	3.3%
BlackRock, Inc.(9)	10,286,103	6.7%	—	—	6.3%	3.2%

Named Executive Officers and Directors
Catherine Spear(10)	20,460,654	11.8%	5,469,161	66.0%	14.3%	38.3%
Heather Hasson(11)	15,401,085	9.1%	2,814,480	34.0%	10.3%	21.4%
Sarah Oughtred	—	—	—	—	—	—
Kevin Fosty(12)	54,901	*	—	—	*	*
Daniella Turenshine(13)	112,695	*	—	—	*	*
Jeffrey Wilke(14)	182,709	*	—	—	*	*
Jerry Jao(15)	52,851	*	—	—	*	*
Kenneth Lin(16)	116,837	*	—	—	*	*
Mario Marte(17)	41,178	*	—	—	*	*
J. Martin Willhite(18)	3,218,227	2.1%	—	—	2.0%	1.0%
Melanie Whelan(19)	10,815	*	—	—	*	*
Sheila Antrum(20)	70,795	*	—	—	*	*
All current executive officers and directors as a group (ten individuals)(21)	39,555,010	21.0%	8,283,641	100%	24.3%	57.9%
__________________

*     Represents less than one percent.
(1)The number and percentage of shares of Class A common stock beneficially owned by an individual or entity (i) includes shares of Class A common stock subject to options, RSUs or other rights held by such person that are currently exercisable or will become vested and/or exercisable within 60 days of April 9, 2025, which are considered outstanding Class A common stock, provided that these shares are not considered outstanding for purposes of computing the percentage ownership of any other person and (ii) excludes shares of Class B common stock that are convertible into shares of Class A common at any time at the option of the holder.
(2)The number and percentage of shares of Class B common stock beneficially owned excludes shares of Class A common stock underlying options subject to the Equity Award Exchange Agreement, as defined in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions,” and exchangeable for shares of Class B common stock within 60 days of April 9, 2025.
(3)The percentage of common stock beneficially owned by an individual or entity includes shares of Class A common stock and Class B common stock subject to options, RSUs or other rights held by such person that are currently exercisable or will become vested and/or exercisable within 60 days of April 9, 2025, which are considered outstanding common stock, provided that these shares are not considered outstanding for purposes of computing the percentage ownership of any other person, and provided further that shares of Class B common stock beneficially owned excludes shares of Class A common stock underlying options subject to the Equity Award Exchange Agreement and exchangeable for shares of Class B common stock within 60 days of April 9, 2025.
(4)Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 9, 2025. Holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(5)Based solely on a Schedule 13G/A filed with the SEC on March 3, 2025. With respect to these shares of Class A common stock, (a) each of Baron Capital Group, Inc. (“BCG”) and Ronald Baron has sole voting power over 27,833,825 shares, shared voting power over 29,611,653 shares and shared dispositive power over 58,671,584 shares, (b) BAMCO has sole voting and dispositive power over 27,833,825 shares, shared voting power over 23,327,945 shares and shared dispositive power over 24,554,051 shares, (c) BCM has shared voting and dispositive power over 6,283,708 shares, (d) Baron Growth Fund (“BGF”) has shared voting and dispositive power over 12,368,569 shares and (e) Baron Focused Growth Fund (“BFGF”) has shared voting and dispositive power over 8,493,569 shares. BAMCO and BCM are subsidiaries of BCG. BGF is an advisory client of BAMCO. Ronald Baron, the chairman and chief executive officer of each of BCG, BAMCO and BCM, owns a controlling interest in BCG and is the chief executive officer of BGF and BFGF. The address of BCG, BAMCO, BCM, BGF, BFGF and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(6)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024. With respect to these shares of Class A common stock, The Vanguard Group has shared voting power over 215,683 shares, sole dispositive power over 12,042,604 shares and shared dispositive power over 348,041 shares. The address of the Vanguard Group is 100 Vanguard Blvd. Malvern, Pennsylvania 19355.
(7)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2025. With respect to these shares of Class A common stock, (a) Ameriprise Financial, Inc. (“AFI”) has shared voting and dispositive power over 12,188,066 shares and (b) each of TAM UK International Holdings Limited (“TAMUKI”), Threadneedle Holdings Limited (“THL”), TAM UK Holdings Limited (“TUHL”), Threadneedle Asset Management Holdings Limited (“TAMHL”), TC Financing Ltd (“TCFL”), Threadneedle Asset Management Limited (“TAML”) and Threadneedle Investment Services Limited (“TISL”) has shared voting and dispositive power over 12,119,179 shares. AFI is the parent holding company of TAMUKI, THL, TUHL, TAMHL, TCFL, TAML and TISL. TAMUKI is the parent holding company of THL, THL is the parent holding company of TUHL, TUHL is the parent holding company of TAMHL, TAMHL is the parent holding company of TCFL, and TCFL is the parent holding company of TAML. TISL is a management company. The address of AFI is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474. The address of TAMUKI, THL, TUHL, TAMHL, TCFL, TAML and TISL is Cannon Place, 78 Cannon Street, London, EC4N 6AG.
(8)Based solely on a Schedule 13G/A filed with the SEC on November 14, 2024. With respect to these shares of Class A common stock, T. Rowe Price Investment Management, Inc. (“Price Investment Management”) has sole voting power over 10,503,500 shares and sole dispositive power over 10,571,296 shares. These shares are held by funds and accounts for which Price Investment Management serves as investment adviser. The address of Price Investment Management is 101 East Pratt Street, Baltimore, Maryland 21201.
(9)Based solely on a Schedule 13G/A filed with the SEC on January 29, 2024. With respect to these shares of Class A common stock, BlackRock, Inc. (“BlackRock”) has sole voting power over 9,998,790 shares and sole dispositive power over 10,286,103 shares. The shares of Class A common stock are held of record by various BlackRock subsidiaries. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(10)Based on a Schedule 13D/A filed with the SEC on January 17, 2025 and information known to the Company, consists of (a) 371,023 shares of Class A common stock, (b) 1,352,608 shares of Class B common stock, (c) 797,073 shares of Class A common stock held by the Catherine Spear Revocable Trust, (d) 2,150,521 shares of Class B common stock held by the Catherine Spear Revocable Trust, (e) 983,016 shares of Class B common stock held by the Wingaersheek Irrevocable Trust I, (f) 983,016 shares of Class B common stock held by the Wingaersheek Irrevocable Trust II and (g) 19,292,417 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 9, 2025. Also consists of 141 shares of Class A common stock held of record by Hollywood Capital Partners LLC, over which Ms. Spear maintains shared voting and investment power. Ms. Spear and Ms. Hasson, the Company’s Executive Chair, are the sole members of Hollywood Capital Partners, LLC. Assuming the exchange of all of the shares of Class A common stock underlying Ms. Spear’s options subject to the Exchange Right (as defined in the section of this Proxy Statement titled “Certain Relationships and Related Person Transactions”) and vested and exercisable within 60 days of April 9, 2025 for shares of Class B common stock pursuant to the Equity Award Exchange Agreement, Ms. Spear would have total voting power of 69.4%. All of the shares identified in this footnote are subject to the Voting Agreement.
(11)Based on a Schedule 13D/A filed with the SEC on January 17, 2025 and information known to the Company, consists of (a) 345,183 shares of Class A common stock, (b) 1,072,846 shares of Class B common stock, (c) 8,338 shares of Class A common stock held by the Heather Hasson revocable trust, (d) 799,181 shares of Class B common stock held by the Heather Hasson revocable trust, (e) 942,453 shares of Class B common stock held by the Maple Tree Irrevocable Trust, (f) 15,040,321 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 9, 2025 and (g) 7,102 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025. Also consists of 141 shares of Class A common stock held of record by Hollywood Capital Partners LLC, over which Ms. Hasson maintains shared voting and investment power. Ms. Hasson and Ms. Spear, the Company’s Chief Executive Officer, are the sole members of Hollywood Capital Partners, LLC. Assuming the exchange of all of the shares of Class A common stock underlying Ms. Hasson’s options subject to the Exchange Right and vested and exercisable within 60 days of April 9, 2025 for shares of Class B common stock pursuant to the Equity Award Exchange Agreement, Ms. Hasson would have total voting power of 52.3%. All of the shares identified in this footnote are subject to the Voting Agreement.

(12)Consists of (a) 9,771 shares of Class A common stock, (b) 43,852 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 9, 2025 and (c) 1,279 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(13)Based on a Form 4 filed with the SEC on March 7, 2024, a Form 144 filed with the SEC on May 14, 2024 and a Form 144 filed with the SEC on June 28, 2024. Ms. Turenshine resigned as Chief Financial Officer of the Company, effective April 12, 2024.
(14)Consists of (a) 154,556 shares of Class A common stock and (b) 28,143 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(15)Consists of (a) 46,928 shares of Class A common stock and (b) 5,923 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(16)Consists of (a) 88,694 shares of Class A common stock and (b) 28,143 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(17)Consists of (a) 13,035 shares of Class A common stock and (b) 28,143 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(18)Consists of (a) 3,190,084 shares of Class A common stock and (b) 28,143 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(19)Consists of 10,815 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(20)Consists of (a) 42,652 shares of Class A common stock and (b) 28,143 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025.
(21)Consists of (a) 5,057,717 shares of Class A common stock beneficially owned by our current executive officers and directors (without double counting 141 shares of Class A common stock held of record by Hollywood Capital Partners, LLC, identified in footnotes 10 and 11 above), (b) 8,283,641 shares of Class B common stock beneficially owned by Mses. Hasson and Spear, (c) 34,332,738 shares of Class A common stock issuable upon the exercise of stock options exercisable within 60 days of April 9, 2025 and (d) 164,555 shares of Class A common stock issuable upon the settlement of RSUs vesting within 60 days of April 9, 2025. Assuming the exchange of the shares of Class A common stock underlying all of Mses. Hasson’s and Spear’s options subject to the Exchange Right and vested and exercisable within 60 days of April 9, 2025 for shares of Class B common stock pursuant to the Equity Award Exchange Agreement, Mses. Hasson and Spear would have a combined total voting power of 83.3%.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the known relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interests of the Company and its stockholders and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2024, other than equity and other compensation, termination, change in control and other arrangements, which are described above under “Executive Compensation.” All transactions described below that were entered into following the consummation of our IPO were undertaken in compliance with our Related Person Transaction Policy and Procedures described above, including review and approval or ratification by our Audit Committee.

Transactions with OOG, Inc.
On November 4, 2024, we entered into a Series A Preferred Stock Purchase Agreement with OOG, Inc. (“OOG”), pursuant to which we purchased 27,454,727 shares of OOG’s Series A-1 Preferred Stock for an aggregate price of $25.0 million, representing a minority interest in OOG, and agreed to work in good faith to consummate a commercial agreement at a future date memorializing certain commercial rights and benefits (collectively, the “OOG Transaction”). OOG offers an AI-powered, multi-disciplinary education platform for healthcare professionals. Heather Hasson, Executive Chair of the Board and beneficial owner of over 5% of the outstanding shares of our capital stock, is founder and chief executive officer of OOG and Catherine Spear, our Chief Executive Officer and beneficial owner of over 5% of the outstanding shares of our capital stock, was appointed to OOG’s board of directors in connection with the OOG Transaction.
On March 12, 2025, in connection with the intended future commercial relationship between us and OOG as contemplated by the OOG Transaction, we entered into a License Agreement with OOG, pursuant to which we licensed to OOG for nominal consideration approximately 2,200 square feet of unused office space currently leased by us.
In addition to approving the OOG Transaction pursuant to our Related Person Transaction Policy and Procedures, in considering the OOG Transaction, the Board established and delegated to a special committee comprised solely of independent and disinterested directors (the “Special Committee”) the power and authority to evaluate, negotiate and recommend approval of, or decline to approve, the OOG Transaction. The Special Committee recommended that the Board approve the OOG Transaction and approved the entry into the License Agreement.

Transactions with Baron Capital Group
On November 5, 2024, we entered into a Purchase Order Agreement with BCM, a subsidiary of BCG, pursuant to which BCM purchased from us certain of our products in connection with BCG’s annual conference, for an aggregate purchase price of approximately $0.9 million. Throughout 2024, BCM separately purchased an aggregate of approximately $0.1 million of our products. The Stockholder Group beneficially owns greater than 5% of the Company's outstanding Class A common stock.
On February 26, 2025, we entered into the Stockholders Agreement with Baron, relating to the purchase, transfer, registration and voting rights of certain of our securities owned by the Stockholder Group. The Stockholders Agreement provides that, from and after January 13, 2025 until the date that the Stockholder Group ceases to hold at least 17.5% of the outstanding shares of our Class A common stock, the Stockholder Group has agreed not to purchase any equity securities of the Company without the Company’s prior written consent. This restriction does not apply to the shares of Class A common stock that Baron has acquired under that certain Put-

Call Agreement, dated as of January 7, 2025, by and among BAMCO, Thomas J. Tull and certain other parties thereto (such shares, the “Put-Call Shares”).
Additionally, from January 13, 2025 until the earlier to occur of (i) the time and date of the Final Conversion Event (as defined in Section 7.4 of Article IV.A. of the Amended and Restated Certificate of Incorporation of the Company dated June 1, 2021), (ii) the date that Catherine Spear ceases to be the Chief Executive Officer or Co-Chief Executive Officer of the Company and (iii) the date that the Stockholder Group ceases to hold at least 17.5% of the outstanding shares of Class A Common Stock (such period, the “Standstill Period”), the Stockholder Group has agreed to abide by certain other standstill restrictions, including restrictions on participating in a proxy contest and engaging in or facilitating extraordinary transactions with the Company (subject to certain limited exceptions).
During the Standstill Period, the Stockholder Group will not transfer any of the Put-Call Shares, except (i) with the Company’s prior written consent, (ii) to a wholly owned subsidiary of Baron or other entity controlled or managed by BAMCO or a subsidiary thereof, (iii) in connection with a redemption of interests by an investor in an entity holding Put-Call Shares and (iv) under certain other circumstances.
The Stockholder Group is entitled to vote up to 25% of our then-outstanding shares of Class A common stock, in its sole and absolute discretion. During the Standstill Period, any Put-Call Shares that it owns in excess of 25% of our then-outstanding shares of Class A common stock must be voted in favor of all persons nominated to serve as directors of the Company by the board of directors of the Company.
The Stockholders’ Agreement also provides the Stockholder Group with customary demand, piggyback and shelf registration rights.

Stockholders’ Agreement
On October 23, 2020, we entered into an Amended and Restated Stockholders’ Agreement with certain holders of our Common Stock, including, but not limited to, Ms. Hasson and Ms. Spear, pursuant to which certain of these holders are entitled to certain rights relating to the registration of their shares and indemnification in certain circumstances.
Voting Agreement
We, Ms. Hasson and Ms. Spear and certain related persons and trusts are party to a Voting Agreement entered into in connection with our IPO, under which such parties agree, upon the terms set forth in the Voting Agreement, to vote their shares for the election of each of Ms. Hasson and Ms. Spear and to vote against their removal.
The Tull Parties were party to the Voting Agreement until January 11, 2025, when the Tull Parties sold all Common Stock held by them to BAMCO. As a result of this sale, the rights and obligations of the Tull Parties under the Voting Agreement terminated.
Exchange Transactions
In connection with our IPO, we entered into an exchange agreement with Ms. Hasson and Ms. Spear, Tulco and certain related trusts pursuant to which an aggregate of 6,776,438 shares of Class A common stock held by Ms. Hasson and Ms. Spear and their respective affiliated trusts and 6,300,000 shares of Class A common stock then held by Tulco were exchanged into an equivalent number of shares of Class B common stock.
In addition, pursuant to an equity award exchange right agreement (the “Equity Award Exchange Agreement”) entered into between us and Ms. Hasson and Ms. Spear in connection with our IPO, each of Ms. Hasson and Ms. Spear have a right to require us to exchange any shares of Class A common stock received upon the exercise of stock options or the vesting and settlement of RSUs, in each case granted under the 2016 Plan and outstanding prior to the date of effectiveness of the registration statement related to our IPO, for an equivalent number of shares of Class B common stock (the “Exchange Right”). Pursuant to the Exchange Right and the Equity Award Exchange Agreement, as of April 9, 2025, Mses. Hasson and Spear have exchanged 2,814,480 and 5,469,161 shares of Class A common stock, respectively, in each case received upon the settlement of RSUs, for an equal number of shares of Class B common stock. As of April 9, 2025, Mses. Hasson and Spear retain the Exchange Right over a remaining 11,449,396 and 18,831,060 shares, respectively, underlying outstanding options. The Equity Award Exchange Agreement does not cover any equity awards granted to Ms. Hasson or Ms. Spear following the completion of the IPO.
Employment and Compensation Arrangements
We have entered into employment agreements with and have granted equity awards to our executive officers. In addition, we have entered into a cash sale bonus agreement with each of Ms. Spear and Ms. Hasson. For more information about these arrangements, see “Executive Compensation—Executive Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements” above.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, have required us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as defense, settlement or payment of a judgment under certain circumstances.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2834 Colorado Avenue, Suite 100, Santa Monica, California 90404 in writing not later than December 25, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 4, 2026 and no later than March 6, 2026. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 4, 2026, then our Secretary must receive such written notice not later than the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2026 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

FIGS’ ANNUAL REPORT ON FORM 10-K
A copy of FIGS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 9, 2025 without charge upon written request addressed to:
FIGS, Inc.
Attention: Secretary
2834 Colorado Avenue, Suite 100
Santa Monica, California 90404
A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 at www.ir.wearfigs.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Todd Maron, Chief Legal Officer and Secretary
Santa Monica, California
April 24, 2025

APPENDIX

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements about us within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this Proxy Statement that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including: our investor outreach program; our Board leadership structure and its risk oversight practices; our corporate responsibility initiatives, goals and targets, including with respect to advocacy and sustainability; our compensation programs; solicitation of proxies for our 2026 annual meeting; and plans and objectives for future operations, all of which reflect our expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, but not limited to, the important factors discussed in Part I, Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended December 31, 2024, as well as our other filings with the SEC. The forward-looking statements in this Proxy Statement speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

Materiality

We may provide information herein that is not necessarily “material” under the federal securities laws for SEC reporting purposes, but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

Non-GAAP Financial Measures and Key Operating Metrics

In addition to the GAAP financial measures set forth herein, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K.

The Company uses “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year Ended December 31,
	2024	2023
	(in thousands, except margin)
Net income	$2,720	$22,637
Add (deduct):
Other income, net	(12,075)	(6,762)
Provision for income taxes	11,620	18,170
Depreciation and amortization expense(1)	6,694	2,942
Stock-based compensation and related expense(2)	42,837	47,757
Expenses related to non-ordinary course disputes(3)	—	1,256
Adjusted EBITDA	$51,796	$86,000

Net Revenues	$555,558	$545,646
Net income (loss) margin(4)	0.5%	4.1%
Adjusted EBITDA margin	9.3%	15.8%
A-1

(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes and costs related to equity award activity.
(3) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of December 31, 2024 and 2023, respectively, net revenues per active customer as of December 31, 2024 and 2023, respectively, and average order value for the years ended December 31, 2024 and 2023, respectively, are presented in the below tables.

	As of December 31,
	2024	2023
	(in thousands)
Active customers	2,670	2,593

	As of December 31,
	2024	2023
Net revenues per active customer	$208	$210

	Year ended December 31,
	2024	2023
Average order value	$113	$115

A-2

FIGS

FIGS, INC.
2834 COLORADO AVENUE
SUITE 100
SANTA MONICA, CA 90404

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FIGS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69869-P25119

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Catherine Spear
02) Sheila Antrum
03) Mario Marte

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V69870-P25119

FIGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 4, 2025 4:30 PM Eastern Time

The undersigned stockholder(s) hereby appoint(s) Todd Maron and Danielle Warner, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class B common stock, as applicable, of FIGS, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 p.m., Eastern Time on Wednesday, June 4, 2025, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/FIGS2025, and any continuation, adjournment or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side